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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-217051

        PROSPECTUS SUPPLEMENT (To Prospectus dated April 12, 2017)

2,421,662 Shares

Common Stock

Yield10 Bioscience, Inc.

        We are offering 2,421,662 shares of our common stock, par value $0.01 per share (the "Common Stock").

        Our Common Stock is listed on the Nasdaq Capital Market under the symbol "YTEN." The last reported sale price of our Common Stock on March 15, 2019 was $1.17 per share.

        You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully before you invest.

        See "Risk Factors" on page S-12 of this prospectus supplement to read about factors you should consider before buying shares of our Common Stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        As of March 14, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $8,791,738, based on 10,046,557 shares of outstanding Common Stock, of which 6,464,513 shares were held by non-affiliates, and a per share price of $1.36 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on March 4, 2019. We have sold no shares of our Common Stock pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

        We have retained Ladenburg Thalmann & Co. Inc. to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

        Jack W. Schuler, an existing stockholder, and entities affiliated with him have agreed to purchase an aggregate of 983,951 shares of our Common Stock in this offering. The placement agent will receive a fee of 3% of the aggregate purchase price of the shares of our Common Stock sold to Mr. Schuler and entities affiliated with him in this offering.

	Per Share	Total

Public offering price	$1.2101	$2,930,453.19

Placement agent fees(1)	$0.0722	$174,902.30

Proceeds, before expenses, to Yield10 Bioscience	$1.1379	$2,755,550.89

(1)
In addition, we have agreed to reimburse the placement agent's actual out-of-pocket expenses up to $30,000. See "Plan of Distribution".

        We expect that delivery of the shares of our Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of The Depository Trust Company on or about March 18, 2019.

LADENBURG THALMANN

The date of this prospectus supplement is March 14, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") on March 31, 2017 using the SEC's shelf registration rules, which registration statement became effective on April 12, 2017. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before making an investment decision.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

        We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of the Common Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings over the Internet at the SEC's website at www.sec.gov.

        Our Internet address is www.yield10bio.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are "incorporating by reference" specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the termination of the offering of all of the securities registered pursuant to the registration statement of which the accompanying prospectus is a part (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  1.
  Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 12, 2018.

  2.
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, filed on May 10, 2018; for the quarter ended June 30, 2018, filed on August 9, 2018; and for the quarter ended September 30, 2018, filed on November 8, 2018.

  3.
  Current Reports on Form 8-K filed on May 22, 2018, May 24, 2018, September 24, 2018 and March 15, 2019.

  4.
  Proxy Statement on Schedule 14A for our 2018 Annual Meeting of Stockholders, filed on April 16, 2018.

  5.
  The description of our Common Stock contained in our Form 8-A filed on November 6, 2006.

        You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (617) 583-1700 or by writing to us at the following address:

Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, MA 01801
Attn: Lynne Brum

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein and in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

        Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements, other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including statements regarding our efforts to develop and commercialize our products, anticipated yields and product performance, our short-term and long-term business strategies, market and industry expectations and future results of operations and financial position are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "may", "will", "should", "expect", "plan", "anticipate", "could", "intend", "target", "project", "contemplate", "believe", "estimate", "potential", "continue" or other similar words.

        We based these forward-looking statements largely on our current expectations and projections about future events or trends that we believe may affect our business and financial performance. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to materially differ from any future results, performance or achievements expressed or implied by these forward-looking statements. We have described in the "Risk Factors" section and elsewhere in this prospectus supplement and in the documents incorporated by reference herein the material risks and uncertainties that we believe could cause actual results to differ from these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify, you should not rely on these forward-looking statements as guarantees of future results, performance or achievements.

        The forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein represent our views as of the date of the document in which the forward-looking statement appears. We undertake no obligation to update publicly, except to the extent required by law, any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in "Risk Factors", before making an investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find Additional Information." Unless otherwise indicated in this prospectus, "Yield10 Bioscience", "our company", "the Company", "we", "us" and "our" refer to Yield10 Bioscience, Inc. and our subsidiaries.

Business Overview

        Yield10 Bioscience, Inc. is an agricultural bioscience company which uses its "Trait Factory" to develop high value seed traits for the agriculture and food industries. Specifically, Yield10 plans to efficiently develop superior gene traits for the major grain crops, which are corn, soybean, canola, wheat and rice. We consider 10-20 percent increases in crop yield to be step-change increases. We are currently progressing several novel yield gene traits in our pipeline in canola, soybean and corn, the major North American row crops, among others. Over the last three years, we have evaluated certain of our traits in greenhouse studies and field tests conducted in the United States and Canada. We currently have non-exclusive research license agreements in place with the Monsanto division of Bayer Crop Science, a division of Bayer AG, for the evaluation of our C3003 and C3004 traits in soybean and with Forage Genetics International, LLC, a division of Land O'Lakes, Inc. for the evaluation of five yield traits in forage sorghum. Our business strategy is to progress our traits into field tests to generate validating yield data. Over the last three years, we have progressed our evaluation of C3003 in field tests with Camelina and canola. We are planning to expand our field tests with additional traits and more events in 2019 and 2020. We plan to leverage data that we generate to support the performance of our traits in key crops to establish collaborations or sign licenses to the traits with major agricultural companies in order to generate revenue. Yield10 Bioscience is headquartered in Woburn, Massachusetts and has an oilseed development Center of Excellence in Saskatoon, Saskatchewan, Canada.

        According to a United Nations report, crop production must be increased by over 70 percent in the next 35 years to feed the growing global population, which is expected to increase from 7 billion to more than 9.6 billion by 2050. During that time period, there will be a reduction in available arable land as a result of infrastructure growth and increased pressure on scarce water resources. Consumption of meat, fish, and dairy products is also expected to increase based on dietary changes associated with increasing wealth and living standards. Harvestable food production per acre and per growing season must be increased to meet this demand. At the same time, with the increasing focus on health and wellness, food safety and sustainability in developed countries, we anticipate a rise in demand for new varieties of food and food ingredients with improved nutritional properties. With crop intensification (less land available and more production needed), we expect that improved crop genetics based on new gene traits will be a key driver of increased productivity, potentially resulting in the best performing yield traits commanding disproportionate value and disrupting the seed sector. We expect farmers and growers to be the major beneficiaries of these drivers, which represent potential opportunities for increased revenues and crop diversification. Today the global food market has an estimated value of $5 trillion.

        Crop yield is determined by the efficiency by which crops fix carbon dioxide from the air through photosynthesis and convert that fixed carbon through carbon metabolism during the growing season into harvestable grain or biomass. Yield10 brings unique capabilities and experience in advanced metabolic engineering and systems biology to optimize photosynthesis and carbon efficiency in crops to increase grain or biomass yield. These capabilities were developed based on sustained investment over many years when the Company was named Metabolix. As Metabolix, the Company solved complex biological problems in the industrial/synthetic biology space to produce bioplastics. By 2012, the Company had begun work to increase photosynthesis in crops as part of those activities, which led to the creation in 2015 of the current Yield10 business focused on crop yield. In mid-2016 we sold our bioplastics assets to focus on our agricultural innovations and the Company was rebranded as Yield10 Bioscience in January 2017.

        One of the critical unmet needs in the agricultural sector is to increase the fundamental yield potential of crops to address global food security. This challenge is well suited to Yield10's unique background and expertise in metabolic modeling, genetic engineering, genome editing and next generation microbial gene systems which collectively form the foundation of Yield10's trait development process. We refer to this trait development process as the "Trait Factory." The Trait Factory encompasses discovery of gene targets using our GRAIN platform (which stands for Gene Ranking Artificial Intelligence Network), genetic engineering of crops using traditional approaches or genome editing to modify those targets and generation of field data with the engineered crops. Performance and molecular data from the engineered crops are then fed back into the GRAIN system to enable refinement of specific gene targets and the identification of new trait gene targets. Modified crops with improved performance then enter the development pipeline and progress on the regulated or non-regulated path to market depending on how the plants are genetically engineered.

        Exciting new genetic engineering technologies like the CRISPR technology and other approaches to genome editing hold promise to accelerate the deployment of novel traits into commercial crops. This method of making insertions or deletions of DNA into plants without the use of foreign DNA has been described as "precision breeding." We signed a research license, with rights to convert to a commercial license, to CRISPR/Cas-9 technology in 2018 to support our genome editing program. We have taken two genome edited traits designed to boost oil content in oilseed crops through the U.S. Department of Agriculture (USDA)—Animal and Plant Health Inspection Service (APHIS) "Am I Regulated?" petitioning process and confirmed non-regulated status with the agency, clearing the way to conduct field tests in the United States. Genome editing technology as well as the streamlined regulatory process supported by USDA-APHIS for certain types of plant traits may enable agricultural innovators such as Yield10 to deploy and field test new traits more quickly, potentially resulting in a shorter path to market and reduced costs as compared to the more highly regulated path required for traditional biotechnology-derived traits.

 SUMMARY OF OUR CROP YIELD TRAITS IN DEVELOPMENT

R&D Area	Crops Under Evaluation
Seed Yield Traits-Likely Regulated(1)
C3003	Canola, soybean, sorghum and corn
C3011	Corn, Camelina and canola
Seed Yield Traits-Likely Non-Regulated(2)
C3004	Camelina and canola
Oil Enhancing Traits-Likely Non-Regulated(2)
C3007	Camelina and canola
C3008a	Camelina (non-regulated status granted to Yield10(4)
Oil trait combinations—C3008a, C3008b and C3009	Camelina (non-regulated status granted to Yield10(4)
Additional oil trait combinations	Research in progress (target crops to be determined)
Yield Improvement Trait Discovery Platform (Traits Potentially Non-Regulated)(3)
C4001	Wheat, rice, sorghum and corn
C4002	Sorghum and corn
C4003	Wheat, rice, sorghum and corn
C4004	Wheat and rice
C4029	Sorghum

(1)
C3003 and C3011 consist of microbial genes and are likely to be subject to regulation by USDA-APHIS.

(2)
These traits are accessible using genome editing or other methods that do not result in the insertion of non-plant DNA. These approaches may be deemed non-regulated by USDA-APHIS based on recent filings by us and other groups.

(3)
Traits in this area were developed in our T3 platform and all are potentially deployable through approaches which may be non-regulated by USDA-APHIS.

(4)
Non-regulated status granted by USDA-APHIS. Commercial plant or plant products may be regulated by FDA or EPA.

        As we continue to develop the GRAIN platform, key elements of the system have proven effective and have enabled Yield10 to produce several promising crop yield traits in our development pipeline. Yield10 has achieved and published in peer reviewed journals scientific data from growth chamber and greenhouse studies showing that significant improvements to crop yield are possible. We have achieved these results by improving fundamental crop yield through enhanced photosynthetic carbon capture and increased carbon utilization efficiency to increase seed yield. Examples of these traits and their impact on crop yield are shown below. The C3005 trait results required a complex combination of microbial genes to enhance carbon fixation during seed development and serves to highlight the power of our advanced metabolic engineering/systems biology approach. Results we have obtained based on preliminary testing of our C3003 and C3004 traits as well as our C4000 series traits support our plans to test and develop these traits in major row crops.

Examples of our traits and their impact on crop yield in growth chamber and greenhouse studies

        C3003/C3004 traits: 23% - 65% increase in seed yield in oilseed crops (Camelina)

        C3005 advanced synthetic biology trait: 128% increase in oilseed yield (Camelina)

        C4001, C4003 traits: 70% increase in photosynthesis, 150% increase in biomass (switchgrass)

        Yield10 has a pipeline of more than 10 novel yield traits in research and development and we expect to generate several proof points for our traits in various crops over the next two years. We are developing our lead yield trait C3003 in canola and recently completed its second year of field tests in Canada. We anticipate that field tests will continue in 2019 as we advance the trait towards commercial development by developing additional commercial canola lines with the trait and expanding field testing. We plan to undertake our first field testing of C3004 in our Camelina platform in 2019 and are working to deploy and test this promising trait in canola, soybean and corn in the future. We have proven capabilities with genome editing using the CRISPR/Cas9 system and have been granted "non-regulated" status from USDA-APHIS for single and multiple genome edited lines of Camelina designed to increase oil content. We plan to field test these plant lines and use the data to optimize the deployment of these traits to boost oil content in canola and potentially soybean. We recently successfully edited C3007, a novel target gene for increasing oil content, in canola and these plants are now progressing through our development pipeline. We plan to continue to progress initial development and testing of multiple traits in wheat and rice. Our approach is to engineer rice and wheat plants with our gene regulator traits to increase photosynthesis and grain yield and use those plants as a source of data to generate new gene targets for genome editing. Yield10 has no plans to field test or develop wheat or rice using traditional genetic engineering technologies. We anticipate that data generated on our traits will enable us to establish revenue generating collaborations in the future for the development and commercialization of our novel yield traits in commercial crops.

        We are building a portfolio of intellectual property around our crop yield technology and traits. As of February 28, 2019, we owned or held exclusive rights to 17 pending patent applications worldwide related to advanced technologies for increasing yield in crops. Our portfolio of patent applications includes plant science technologies we have in-licensed globally and exclusively from the University of Massachusetts and North Carolina State University related to the yield trait gene C3003 and other advanced technologies based on advanced metabolic engineering methods to improve carbon capture and selectively control carbon partitioning in plants. Our portfolio of patent applications also includes advanced technologies for increasing oil content in oilseed crops that we in-licensed globally and exclusively from the University of Missouri in 2018 related to the yield trait genes C3007 and C3010.

Summary of Risk Factors

        Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. For example, we have a history of net losses and our products may not achieve commercial success. Furthermore, our technologies are in the early stages of development and we may never commercialize a technology or product that will generate meaningful, or any, revenues. A portion of our revenue to date has been from government research grants. Over the next several years, we expect our revenue to shift from being derived primarily from collaborations and government grants to potential revenue-generating collaborations, if any, for the development and commercialization of our novel yield traits in commercial crops. As of September 30, 2018, we had an accumulated deficit of $350,063,000. With the exception of 2012, we have incurred losses since our inception. We expect to have significant losses and negative cash flow for at least the next several years, as we incur additional costs and expenses for the continued development of our technology, including the ongoing expenses of research, development, commercialization and administration. Additional risks are discussed more fully in the section entitled "Risk Factors" following this prospectus summary. These risks include, but are not limited to, the following:

  •
  We have a history of net losses and our future profitability is uncertain.

  •
  We will need to secure additional funding to finance our operations and may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

  •
  Inadequate funding for the SEC could hinder our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

  •
  We have changed our corporate strategy to focus on the crop science industry, and our technologies in this area are at a very early stage of development. We may never commercialize a technology or product that will generate meaningful, or any, revenues.

  •
  There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Capital Market.

  •
  Currently, the sole source of our revenue is government grants; continued availability of government grant funding is uncertain and contingent on compliance with the requirements of the grant.

  •
  Our government grants may subject us to government audits, which could expose us to penalties if we have failed to comply with the terms of the grants.

  •
  The crop science product development cycle is lengthy and uncertain, and our progress will depend heavily on our ability to attract third-party investment in research under license agreements and on our ability to establish future collaborative partnerships to develop and commercialize our innovations.

  •
  Any potential collaborative partnerships that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our innovations.

  •
  Our crop science program may not be successful in developing commercial products.

  •
  Even if we or our future collaborators are successful in developing commercial products that incorporate our traits, such products may not achieve commercial success.

  •
  Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which we may compete in the future achieve growth, our business could fail to achieve the same growth rates as others in the industry.

  •
  If ongoing or future field trials conducted by us or our future collaborators are unsuccessful, we may be unable to complete the regulatory process for, or commercialize, our products in development on a timely basis.

  •
  Competition in the market for traits and seeds is intense and requires continuous technological development, and, if we are unable to compete effectively, our financial results will suffer.

  •
  Our business is subject to various government regulations in the United States and Canada, the regulatory requirements for our future products in development are evolving and are subject to change, and if there are adverse changes to the current regulatory framework, our or our future collaborators' ability to market our traits could be delayed, prevented or limited.

  •
  If we or our future collaborators are unable to comply with and timely complete the regulatory process in the United States and Canada for our future products in development, our or our future collaborators' ability to market our traits could be delayed, prevented or limited.

  •
  The regulatory environment for genetically engineered crops in jurisdictions outside the United States and Canada varies greatly, and some jurisdictions have more restrictive regulations that could delay, prevent or limit our or our future collaborators' ability to market our traits.

  •
  Consumer resistance to genetically engineered crops may negatively affect the ability to commercialize future crops containing our traits, as well as our public image, and may reduce any future sales of seeds containing our yield traits.

  •
  Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect our operations and our ability to generate future revenues and to achieve profitability.

  •
  The products of third parties, or the environment itself, may be negatively affected by the unintended appearance of our yield trait genes.

  •
  Loss of or damage to our elite novel trait events and plant lines would significantly slow our product development efforts.

  •
  Our insurance coverage may be inadequate to cover all the liabilities we may incur.

  •
  We rely on third parties to conduct, monitor, support, and oversee field trials and, in some cases, to maintain regulatory files for those products in development, and any performance issues by third parties, or our inability to engage third parties on acceptable terms, may impact our or our future collaborators' ability to complete the regulatory process for or commercialize such products.

  •
  If we lose key personnel or are unable to attract and retain necessary talent, we may be unable to develop or commercialize our products under development.

  •
  Our business and operations would suffer in the event of system failures. Patent protection for our technologies is both important and uncertain.

  •
  Third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

  •
  Portions of our crop science technology are owned by or subject to retained rights of third parties.

  •
  We may not be successful in obtaining necessary rights to additional technologies for the development of our products through acquisitions and in-licenses.

  •
  Our license agreements include royalty payments that we are required to make to third parties.

  •
  The intellectual property landscape around genome editing technology, such as CRISPR, is highly dynamic and uncertain, and any resolution of this uncertainty could have a material adverse effect on our business.

  •
  We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could harm our business.

  •
  Raising additional funds may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

  •
  Trading volume in our stock can fluctuate and an active trading market for our common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

  •
  Provisions in our certificate of incorporation and by-laws and Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

  •
  Concentration of ownership among our officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

  •
  The comprehensive tax reform bill known as the Tax Cuts and Jobs Act could adversely affect our business and financial results.

  •
  Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

  •
  You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock in this offering.

  •
  Issuances of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.

Corporate Information

        We were incorporated in Massachusetts in 1992 under the name Metabolix, Inc. In September 1998, we reincorporated in Delaware. We changed our name to Yield10 Bioscience, Inc. in January 2017 to reflect our change in mission around innovations in agricultural biotechnology focused on developing disruptive technologies for step-change improvements in crop yield. Our corporate headquarters are located at 19 Presidential Way, Woburn, MA 01801, and our telephone number is +1 (617) 583-1700. Our website address is www.yield10bio.com. The information contained on our website or that can be accessed through our website is not part of this prospectus supplement and the accompanying prospectus and investors should not rely on any such information in deciding whether to purchase our Common Stock.

        Our logos and other trademarks or service marks of Yield10 Bioscience, Inc. appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are the property of Yield10 Bioscience, Inc. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain additional trade names, trademarks and service marks of other companies. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply relationships with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING

Common Stock offered	2,421,662 shares.
Common Stock to be outstanding after this offering	12,468,219 shares.
Use of proceeds

We expect to receive net proceeds of approximately $2.6 million from this offering after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See "Use of Proceeds".

Nasdaq Capital Market symbol	YTEN
Risk factors

Investing in our securities involves a high degree of risk. See "Risk Factors" on page S-12 of this prospectus supplement to read about factors you should consider carefully before buying shares of our Common Stock.

        The number of shares of Common Stock that will be outstanding after this offering is based on 10,046,557 shares outstanding as of February 28, 2019, and excludes:

  •
  1,744,475 shares of Common Stock issuable upon exercise of options to purchase our Common Stock outstanding as of February 28, 2019 at a weighted average exercise price of $6.38 per share;

  •
  7,101 shares of Common Stock issuable upon vesting of restricted stock units as of February 28, 2019;

  •
  7,433,084 shares of Common Stock issuable upon exercise of warrants to purchase our Common Stock outstanding as of February 28, 2019 at a weighted average exercise price of $4.45 per share; and

  •
  766,548 shares of Common Stock reserved as of February 28, 2019 for future issuance under our 2018 Stock Option and Incentive Plan.

RISK FACTORS

        You should carefully consider the risks and uncertainties set forth below, together with all of the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected.

Risks Relating to our Financial Position

We have a history of net losses and our future profitability is uncertain.

        We have recorded losses in every year since our inception, with the exception of 2012. As of September 30, 2018, our accumulated deficit was $350.1 million. Since 1992, we have been engaged primarily in research and development and early-stage commercial activities. Because our crop science technology is at an early stage of development, we cannot be certain that the Yield10 Bioscience business will generate sufficient revenue to become profitable. We expect to continue to have significant losses and negative cash flow for at least the next several years, as we incur additional costs and expenses for the continued development of our technology, including the ongoing expenses of research, development, commercialization and administration. The amount we spend will impact our need for capital resources as well as our ability to become profitable and this will depend, in part, on the number of new technologies that we attempt to develop. We may not achieve any or all of these goals and, thus, we cannot provide assurances that we will ever be profitable or achieve significant, or any, product revenues.

We will need to secure additional funding to finance our operations and may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

        As of September 30, 2018, we held unrestricted cash, cash equivalents and short-term investments of $7.8 million. We believe that these resources and the cash generated from existing grants will be sufficient to meet our projected operating requirements until the third quarter of 2019. We follow the guidance of Accounting Standards Codification ("ASC") Topic 205-40, Presentation of Financial Statements-Going Concern, in order to determine whether there is substantial doubt about the Company's ability to continue as a going concern for one year after the date its financial statements are issued. We have concluded that substantial doubt does exist as to our ability to continue as a going concern under this standard. We will need to secure additional funds in the near term to continue operations.

        We continue to face significant challenges and uncertainties and, as a result, our available capital resources may be consumed more rapidly than currently expected due to any or all of the following:

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  lower than expected revenues from grants and licenses related to our technologies;

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  changes we may make to the business that affect ongoing operating expenses;

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  further changes we may make to our business strategy;

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  changes in our research and development spending plans; and

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  other items affecting our forecasted level of expenditures and use of cash resources.

        We will require additional capital resources to support the implementation of our business strategy and we may pursue one or more of a variety of financing options, including public or private equity financing, secured or unsecured debt financing, equity or debt bridge financing, as well as licensing or other collaborative arrangements. There can be no assurance that our financing efforts will be successful. If we are not able to secure such additional capital resources or otherwise fund our operations, we may be forced to explore strategic alternatives and/or wind down our operations and pursue options for liquidating our remaining assets, including intellectual property and equipment.

        If we issue equity or debt securities to raise additional funds in the future, we may incur fees associated with such issuances, our existing stockholders may experience dilution from the issuance of new equity securities, we may incur ongoing interest expense and be required to grant a security interest in our assets in connection with any debt issuance, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, utilization of our net operating loss and research and development credit carryforwards may be subject to significant annual limitations under Section 382 of the Internal Revenue Code of 1986 due to ownership changes resulting from equity financing transactions. If we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies or grant licenses on terms that are not favorable to us.

Inadequate funding for the SEC could hinder our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

        Government funding of the SEC is subject to the political process, which is inherently fluid and unpredictable. Over the last several years, including a period from late December 2018 through January 2019, the U.S. government has shut down several times and regulatory agencies such as the SEC have had to furlough employees and stop activities. Future government shutdowns could affect our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations, to the extent we need or elect to pursue a financing for which a registration statement must be declared effective by the SEC Staff.

We have changed our corporate strategy to focus on the crop science industry, and our technologies in this area are at a very early stage of development. We may never commercialize a technology or product that will generate meaningful, or any, revenues.

        In July 2016, our Board of Directors approved a plan to implement a strategic restructuring under which Yield10 Bioscience has become our core business. As part of the restructuring, we discontinued our biopolymer operations, eliminated positions in our biopolymer operations and corporate organization, and sold certain of our biopolymer business assets.

        The crop science products and technologies we are currently developing as a result of our strategic repositioning are at a very early stage of development, and the process of developing them is lengthy and uncertain. In addition, our current management has limited experience in developing technologies for the crop science industry and has never commercialized a product or technology in this industry. We may never reach a point at which our efforts result in products that allow us to achieve revenue from their license or sale.

There can be no assurance that we will be able to comply with the continued listing standards of The Nasdaq Capital Market.

        We cannot assure you that we will be able to comply with the standards that we are required to meet in order to maintain a listing of our common stock on The Nasdaq Capital Market. Nasdaq listing rules require us to maintain certain closing bid price, stockholders' equity and other financial metric criteria in order for our common stock to continue trading on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Our common stock has recently traded below $1.00 per share at times, including closing bid prices below $1.00 per share in the fourth quarter of 2018 and the first quarter of 2019.

        If we fail to continue to meet all applicable Nasdaq Capital Market requirements in the future and Nasdaq determines to delist our common stock, the delisting could substantially decrease trading in our common stock and adversely affect the market liquidity of our common stock; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. Additionally, the market price of our common stock may decline further, and stockholders may lose some or all of their investment.

Currently, the sole source of our revenue is government grants; continued availability of government grant funding is uncertain and contingent on compliance with the requirements of the grant.

        Historically, a portion of our revenue has been generated from payments to us from government entities in the form of government grants, whereby we are reimbursed for certain expenses incurred in connection with our research and development activities, subject to our compliance with the specific requirements of the applicable grant, including rigorous documentation requirements. To the extent that we do not comply with these requirements, the expenses that we incur may not be reimbursed. Any of our existing grants or new grants that we may obtain in the future may be terminated or modified.

        Our ability to obtain grants or incentives from government entities in the future is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these grants and other incentives is highly competitive. We may not be successful in obtaining any additional grants, loans or other incentives. Recent political focus on reducing spending at the U.S. federal and state levels may continue to reduce the scope and amount of funds dedicated to crop science products, if such funds will continue to be available at all. To the extent that we are unsuccessful in being awarded any additional government grants in the future, we would lose a potential source of revenue.

Our government grants may subject us to government audits, which could expose us to penalties if we have failed to comply with the terms of the grants.

        We may be subject to audits by government agencies as part of routine audits of our activities funded by our government grants. As part of an audit, these agencies may review our performance, cost structures and compliance with applicable laws, regulations and standards and the terms and conditions of the grant. If any of our costs are found to be allocated improperly, the costs may not be reimbursed, and any costs already reimbursed for such contract may have to be refunded. Accordingly, an audit could result in a material adjustment to our results of operations and financial condition. Moreover, if an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions.

Risks Relating to our Yield10 Bioscience Crop Science Program

The crop science product development cycle is lengthy and uncertain, and our progress will depend heavily on our ability to attract third-party investment in research under license agreements and on our ability to establish future collaborative partnerships to develop and commercialize our innovations.

        The technology and processes used in our crop science program and the application of our technology to enhance photosynthetic efficiency of crops are at an early stage of development. Research and development in the seed, agricultural biotechnology, and larger agriculture industries is expensive and prolonged and entails considerable uncertainty. Completion of development work with respect to our products will require a significant investment of both time and money, if it can be completed at all. We expect that collaborations with established agricultural industry companies will be required to successfully develop and commercialize our innovations. Our initial development strategy is to make it attractive for established agricultural industry companies to invest financial and technical resources to introduce our traits into their elite germplasm for event selection and evaluation under research licenses. For example, in 2017 we entered into a non-exclusive research license with Monsanto, which was subsequently acquired by Bayer AG ("Bayer"), pursuant to which we granted Monsanto a non-exclusive research license to evaluate our novel C3003 and C3004 yield traits in soybean. In September 2018, we granted a non-exclusive research license to Forage Genetics, a subsidiary of Land O'Lakes, Inc., to evaluate five of our novel yield traits in forage sorghum. The traits included in the research license include C3003 as well as four traits from our GRAIN platform, C4001, C4002, C4003 and C4029. We may not be successful in establishing or maintaining suitable relationships with established agricultural industry companies for research licenses in the future, and there can be no assurance that any such relationships will result in future collaboration agreements to develop and commercialize our innovations, with terms that are satisfactory to us or at all. In addition, industry collaborators have significant resources and development capabilities and may develop products and technologies that compete with or negatively impact the development and commercialization of our technologies.

Any potential collaborative partnerships that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our innovations.

        We expect that collaborations with established agricultural industry companies will be required for us to successfully develop and commercialize our innovations. The agriculture industry is highly concentrated and dominated by a small number of large companies, which could impact efforts to form the collaborations that we will need in order to complete the development of our products. To the extent that we pursue such arrangements, we will face significant competition in seeking appropriate partners. Moreover, such arrangements are complex and time-consuming to negotiate, document, implement and maintain. We may not be successful in establishing or implementing such arrangements. The terms of any partnerships, joint ventures or other collaborative arrangements that we may establish may not be favorable to us.

        The success of any future collaborative partnerships is uncertain and will depend heavily on the efforts and activities of our potential partners. Such arrangements are subject to numerous risks, including the risks that:

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  our partners may have significant discretion in determining the efforts and resources that they will apply to the arrangement;

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  our partners may not pursue the development and commercialization of our product candidates based on trial results, changes in their strategic focus, competing priorities, availability of funding, or other external factors;

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  our partners may delay or abandon field trials, fail to conduct field trials that produce sufficient conclusory data, provide insufficient funding for field trials, or repeat or conduct new field trials;

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  partners who have marketing, manufacturing and distribution rights with respect to a product may not commit sufficient resources to, or otherwise not perform satisfactorily in carrying out, these activities;

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  to the extent that such arrangements provide for exclusive rights, we may be precluded from collaborating with others;

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  our partners may not properly maintain or defend our intellectual property rights, or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

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  disputes may arise between us and a partner that causes the delay or termination of the research, development or commercialization of our current or future products, or that results in costly litigation or arbitration that diverts management attention and resources;

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  such arrangements may be terminated, and, if terminated, may result in a need for additional capital for our independent pursuit of matters previously covered by such arrangement;

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  our partners may own or co-own intellectual property that results from our arrangement; and

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  a partner's sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Our crop science program may not be successful in developing commercial products.

        We and our potential future collaborators may spend many years and dedicate significant financial and other resources developing traits that will never be commercialized. Seeds containing the traits that we develop may never become commercialized for any of the following reasons:

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  our traits may not be successfully validated in the target crops;

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  our traits may not achieve our targeted yield improvements;

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  we may not be able to secure sufficient funding to progress our traits through development and commercial validation;

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  our traits may not have the desired effects sought by future collaborators for the relevant crops;

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  development and validation of traits, particularly during field trials, may be adversely affected by environmental or other circumstances beyond our control;

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  we or our future collaborators may be unable to obtain the requisite regulatory approvals for the seeds containing our traits, to the extent regulatory approvals are required;

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  competitors may launch competing or more effective seed traits or seeds;

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  a market may not exist for seeds containing our traits or such seeds may not be commercially successful;

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  future collaborators may be unable to fully develop and commercialize products containing our seed traits or may decide, for whatever reason, not to commercialize such products; and

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  we may be unable to patent our traits in the necessary jurisdictions.

        If any of these things were to occur, it could have a material adverse effect on our business and our results of operations. Research and development in the crop science industry is expensive and prolonged and entails considerable uncertainty. Because of the stringent product performance and safety criteria applied in development of crop science products, products currently under development may neither survive the development process nor ultimately receive any requisite regulatory approvals that may be needed to market such products. Even when such approvals are obtained, there can be no assurance that a new product will be commercially successful. In addition, research undertaken by competitors may lead to the launch of competing or improved products, which may affect sales of any products that we are able to develop.

Even if we or our future collaborators are successful in developing commercial products that incorporate our traits, such products may not achieve commercial success.

        Our strategy depends upon our or our future collaborators' ability to incorporate our traits into a wide range of crops in significant markets and geographies. Even if we or our future collaborators are able to develop commercial products that incorporate our traits, any such products may not achieve commercial success for one or more of the following reasons, among others:

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  products may fail to be effective in particular crops, geographies, or circumstances, limiting their commercialization potential;

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  our competitors, or competitors of our collaborators, may launch competing or more effective traits or products;

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  significant fluctuations in market prices for agricultural inputs and crops could have an adverse effect on the value of our traits;

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  farmers are generally cautious in their adoption of new products and technologies, with conservative initial purchases and proof of product required prior to widespread deployment, and accordingly, it may take several growing seasons for farmers to adopt our or our collaborators' products on a large scale;

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  we may not be able to produce high-quality seeds in sufficient amounts to meet demand; and

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  we may not be able to secure the financial or other resources needed to achieve commercial success.

        Our financial condition and results of operations could be materially and adversely affected if any of the above were to occur.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the markets in which we may compete in the future achieve growth, our business could fail to achieve the same growth rates as others in the industry.

        Market opportunity estimates and market growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Our estimates and forecasts relating to the size and expected growth of the global seed industry and the biotechnology seeds market, and the estimated ranges of incremental value increase that a novel, newly developed crop trait may produce, may prove to be inaccurate. Even if the markets in which we may compete in the future achieve these opportunity estimates and market growth forecasts, our business could fail to grow at similar rates, if at all.

If ongoing or future field trials conducted by us or our future collaborators are unsuccessful, we may be unable to complete the regulatory process for, or commercialize, our products in development on a timely basis.

        The successful completion of multi-year, multi-site field trials is critical to the success of product development and marketing efforts for products containing our traits. If our ongoing or future field trials, or those of our future collaborators, are unsuccessful or produce inconsistent results or unanticipated adverse effects on crops, or if we or our collaborators are unable to collect reliable data, regulatory review of products in development containing our traits could be delayed or commercialization of products in development containing our traits may not be possible. In addition, more than one growing season may be required to collect sufficient data to develop or market a product containing our traits, and it may be necessary to collect data from different geographies to prove performance for customer adoption. Even in cases where field trials are successful, we cannot be certain that additional field trials conducted on a greater number of acres, or in different crops or geographies, will be successful. Generally, we or our research licensees conduct these field trials, or we pay third parties, such as farmers, consultants, contractors, and universities, to conduct field trials on our behalf. Poor trial execution or data collection, failure to follow required agronomic practices, regulatory requirements, or mishandling of products in development by our collaborators or these third parties could impair the success of these field trials.

        Many factors that may adversely affect the success of our field trials are beyond our control, including weather and climatic variations, such as drought or floods, severe heat or frost, hail, tornadoes and hurricanes, uncommon or unanticipated pests and diseases, or acts of protest or vandalism. For example, if there were a prolonged or permanent disruption to the electricity, climate control, or water supply operating systems in our greenhouses or laboratories, the crops in which we or our collaborators are testing our traits and the samples we or our collaborators store in freezers, both of which are essential to our research and development activities including field tests, could be severely damaged or destroyed, adversely affecting these activities and thereby our business and results of operations. Unfavorable weather conditions including drought or excessive rain, or fluctuations in temperature, which we have experienced from time to time in our field trials, can also reduce both acreages planted and incidence, or timing of, certain crop diseases or pest infestations, each of which may halt or delay our field trials. Any field test failure we may experience may not be covered by insurance and, therefore, could result in increased cost for the field trials and development of our traits, which may negatively impact our business, results of operations, and ability to secure financing. Such factors outside of our control can create substantial volatility relating to our business and results of operations.

Competition in the market for traits and seeds is intense and requires continuous technological development, and, if we are unable to compete effectively, our financial results will suffer.

        We face significant competition in the markets in which we operate. The markets for traits and agricultural biotechnology products are intensely competitive and rapidly changing. In most segments of the seed and agricultural biotechnology market, the number of products available to consumers is steadily increasing as new products are introduced. At the same time, the expiration of patents covering existing products reduces the barriers to entry for competitors. We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance for any products that we or our future collaborators commercialize containing our traits. In addition, most of our competitors have substantially greater financial, marketing, sales, distribution, research and development, and technical resources than we have, and some of our potential future collaborators have more experience in research and development, regulatory matters, manufacturing, and marketing. We anticipate increased competition in the future as new companies enter the market and new technologies become available. Our technologies may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors, which will prevent or limit our ability to generate revenues from the commercialization of our traits being developed.

Our business is subject to various government regulations in the United States and Canada, the regulatory requirements for our future products in development are evolving and are subject to change, and if there are adverse changes to the current regulatory framework, our or our future collaborators' ability to market our traits could be delayed, prevented or limited.

        In the United States and Canada, where our seed traits and biotechnology-derived plant lines are developed and field tested, changes in regulatory requirements applicable to our seed traits or future products in development containing our traits could result in a substantial increase in the time and costs associated with developing and commercializing future products containing our traits, and could materially affect our ability to meet our desired development timelines or to develop and commercialize a future product containing our traits at all.

        In the United States, our seed traits and any future products that are successfully developed containing our seed traits are or will be subject to U.S. Department of Agriculture (USDA) and U.S. Food and Drug Administration (FDA) regulatory requirements. The USDA and FDA requirements will vary depending on the particular seed trait and the intended use of any product that will be commercialized. Our business strategy is focused on crop yield traits and we have no current plans for the development of pesticide or herbicide traits, which would be subject to regulation by the U.S. Environmental Protection Agency (EPA).

        Within USDA, the Animal and Plant Health Inspection Service (APHIS) is responsible for protecting agricultural plants under the Plant Protection Act. USDA-APHIS regulates organisms and products that are known or are suspected to be plant pests or to pose a plant pest risk, including those that have been altered or produced through various genetic engineering techniques. These genetically engineered plants are called "regulated articles" in the relevant USDA-APHIS regulations, which control the import, handling, interstate movement and release into the environment of regulated articles, including certain genetically engineered organisms undergoing confined experimental use or field trials. Seed traits developed using the insertion of recombinant DNA, such as our C3003 yield trait that leverages the biological functions of an algal gene, are regulated articles and are therefore subject to extensive USDA-APHIS oversight, including but not limited to permitting requirements for import, handling, interstate movement and release into the environment.

        If, however, USDA-APHIS determines that a genetically engineered plant is unlikely to present a greater plant pest risk than its unmodified counterpart, the newly developed crop will no longer be subject to the permitting and other regulatory processes that are overseen by the agency (i.e., it will no longer be treated as a potential plant pest). Such a determination by the USDA-APHIS is called "non-regulated status" under the regulatory framework. The regulations establish detailed procedures for how a developer of a new plant variety may petition USDA-APHIS for a determination of non-regulated status, which is an official agency finding that the particular article is unlikely to pose a plant pest risk and therefore no longer needs to be regulated.

        In recent years, we and others have submitted various petitions to USDA-APHIS to determine whether particular biotechnology-derived plants developed through the use of different genome editing techniques may be granted non-regulated status under the regulated/non-regulated framework administered by the agency. In general, genome editing approaches to novel plant trait development have been deemed non-regulated by USDA-APHIS. In particular, we have submitted two petitions for a determination of non-regulated status (also known as the "Am I Regulated?" letter) to USDA-APHIS's Biotechnology Regulatory Services (BRS) in order to confirm that the following two yield traits are not going to be regulated by the agency: (i) the single trait C3008 Camelina plant line, developed using CRISPR genome editing technology for increased oil content; and (ii) the triple-edited Camelina line that combines three gene traits, C3008a, C3008b and C3009, to increase oil production. In both cases, BRS approved our petitions and confirmed in writing that each of these novel plant lines would not be treated as a regulated article.

        The USDA also announced in March 2018 that it would not require an assessment on products that used modern forms of mutagenesis if it was clear these outcomes could occur in nature. The USDA stated at that time that it did not "have any plans to regulate plants that could otherwise have been developed through traditional breeding techniques as long as they are developed without the use of a plant pest as the donor or vector and they are not themselves plant pests." This USDA policy statement applies to genetic deletions of any size, which would include genome editing through CRISPR-Cas9 and other emerging technologies, although it remains to be seen how this policy announcement will be implemented by USDA-APHIS and what practical effect that may have on seed trait developers like us and our competitors.

        There can be no guarantee that the USDA-APHIS governing regulations and policies will not change. We cannot predict whether advocacy groups will challenge existing regulations and USDA determinations, whether the USDA will alter its interpretations of existing regulations, modify existing regulations or promulgate new regulations, or whether additional laws will come into effect. If these or other developments resulted in adverse changes to the current regulatory framework, our seed traits or future products in development containing our traits could be subjected to more burdensome regulatory standards, thereby substantially increasing the time and costs associated with developing and commercializing any future products. Moreover, we cannot assure you that USDA-APHIS will analyze any of our future yield traits or products in development containing our traits in a manner consistent with its analysis of our genome edited yield traits to date. Complying with the USDA's plant pest regulations for traits that are classified as "regulated articles," including the permitting requirements for field testing and environmental release, is a costly, time-consuming process and could substantially delay or prevent the commercialization of any future products containing traits that we expected to be deemed non-regulated by USDA-APHIS.

        In addition to USDA-APHIS regulation of plant breeding and planting, a biotechnology-derived plant also will be regulated by FDA if it is intended to be used as human food or animal feed. FDA regulates the safety of food for humans and animals, and foods derived from novel plant varieties must meet the same food safety requirements as foods derived from traditionally bred plants (also called conventional foods). Since 1992, FDA has had in place a voluntary consultation process for developers of bioengineered food ("Biotechnology Consultations"). Biotechnology Consultations are data-intensive and examine the new food product's safety and nutritional profile, among other issues. Generally, FDA has found that such food products do not pose unique health risks to humans or animals, but if a novel allergen or other distinction from the conventional food is present in the new plant variety, the agency may require specific label statements on the product to ensure that consumers are made aware of material differences between genetically engineered and conventional versions. When such a determination cannot be made, the novel plant variety may become subject to FDA premarket review and approval as a food additive.

        As part of a broader effort to modernize its regulatory approach to all biotechnology-derived products, FDA is currently re-evaluating its regulatory approach in light of the increasing prevalence of certain genome edited plants. In January 2017, FDA asked for public input to help inform its thinking about human and animal foods derived from new plant varieties produced using genome editing techniques. Among other things, the FDA's request for comments asked for data and information in response to questions about the safety of foods from genome edited plants, such as whether certain categories of genome edited plants present food safety risks different from other plants produced through traditional plant breeding. Subsequently, in October 2018, FDA leadership issued a document entitled the "Plant and Animal Biotechnology Innovation Action Plan" ("Action Plan") that identified three key priorities for the agency in this area and stated that FDA has reviewed the comments and other information it received in response to the January 2017 request for comments. FDA also stated that it intends to develop guidance for industry explaining how the FDA's existing regulatory policy for foods derived from new plant varieties applies to foods produced using genome editing. The forthcoming draft guidance is expected to be released for public comment in early 2019. FDA also stated in the Action Plan that it intends to begin updating the existing procedures for voluntary Biotechnology Consultations to reflect the agency's 25 years of experience with foods derived from biotechnology plants and to incorporate any additional issues related to genome editing of food crops. Such procedural updates are expected to be developed and implemented over the next two years.

        We have not participated in any Biotechnology Consultations or engaged in any informal discussions with FDA about our novel yield traits, whether those traits have been developed using genome editing or traditional genome modification using the insertion of recombinant DNA. Any delay in the regulatory consultation process, or a determination by FDA that future product candidates containing our traits raise different safety issues than the relevant conventional crop and therefore must be approved by the agency as a new food additive through an intensive premarket safety review process, could increase the costs associated with or delay or prevent the commercialization of the future product candidate. Such delays may lead to reduced acceptance by farmers, food manufacturers or the public and an increase in competitor products that may directly compete with ours. Further, if the FDA enacts new regulations or policies with respect to genome edited plants in particular, such policies could result in additional compliance costs or delay or prevent the commercialization of any potential commercial products containing our seed traits, which could adversely affect our ability to generate revenues and to achieve profitability.

        In Canada, genetically engineered crops and the food products into which they are incorporated are regulated by multiple government agencies under a federal framework for the regulation of biotechnology products that is similar to the U.S. system. First, the Canadian Food Inspection Agency (CFIA) is the lead agency for ensuring that a new agricultural biotechnology crop will not pose new risks to Canadian plants, animals and other agricultural commodities. The CFIA's Plant Biosafety Office (PBO) is responsible for conducting environmental assessments of biotechnology-derived plants, referred to as "plants with novel traits" (PNT). Authority for the PBO includes both approving confined field trials with the PNT through permits and authorizing their "unconfined release" as a first step towards commercialization. Second, under the Food and Drugs Act and related regulations, Health Canada is responsible for reviewing a pre-market safety assessment that must be submitted by the manufacturer or importer of a "novel food," a term of art that includes any PNT or other biotechnology-derived foods. Health Canada will evaluate the data and information about the novel food and make a determination regarding whether it is safe and nutritious before it can be sold in Canada, as well as whether any restrictions are warranted under applicable law or the product's safety profile. Any commercialization of our yield crops in Canada is expected to be done by a third-party collaborator or other partner and complying with Health Canada's pre-market notification requirement and safety assessment for novel foods would be the obligation of that third-party collaborator.

        Our work involving the development, greenhouse testing and field testing of novel yield trait genes in crop plants requires certain government and municipal permits and we must ensure compliance with all applicable regulations including regulations relating to genetically engineered crops. With laboratories and greenhouses in both the U.S. and Canada, we are also subject to regulations governing the shipment of seeds and other plant material between our facilities in the U.S. and Canada, including USDA-APHIS permits for the import and export of plant materials that could pose a risk to domestic agriculture. We also have been conducting field studies of various yield traits in Canada since 2016 under PNT permits issued by Canadian regulators.

        Complying with the Canadian regulations is a costly, time-consuming process and could substantially delay or prevent the commercialization of our products. In addition, we cannot assure you that CFIA and Health Canada regulations or the agencies' implementation of those regulations will not change or that the legislative framework in Canada for biotechnology-derived crops, whether for genome edited plants or plants modified using the insertion of recombinant DNA, will not be amended or otherwise changed in a manner that could result in additional compliance costs or delay or prevent the commercialization of any potential commercial products containing our seed traits, which could adversely affect our ability to generate revenues and to achieve profitability.

        Failure to comply with applicable regulatory requirements may, among other things, result in fines, suspensions of regulatory approvals, product recalls, product seizures, operating restrictions and criminal prosecution.

If we or our future collaborators are unable to comply with and timely complete the regulatory process in the United States and Canada for our future products in development, our or our future collaborators' ability to market our traits could be delayed, prevented or limited.

        We apply for and maintain the regulatory permits in the United States and Canada necessary for our operations, particularly those covering our field trials. We anticipate that we or our future collaborators will apply for and maintain regulatory approvals, if any, necessary for the commercialization of any future products containing our seed traits. Even if we and our collaborators make timely and appropriate applications for regulatory permits for our field trials, government delays in issuing such permits can significantly affect the development timelines for our traits, particularly if the planting period for a crop growing season expires before the necessary permits are obtained.

        The regulatory process is expensive and time-consuming, and the time required to complete the process is difficult to predict and depends upon numerous factors, including the substantial discretion of the regulatory authorities. We have not completed all phases of the regulatory process for any of our traits in development. Our traits could require a significantly longer time to complete the regulatory process than expected, or may never gain approval, even if we and our collaborators expend substantial time and resources seeking such approval. The time required for regulatory approval, or any delay or denial of such approval, could negatively impact our ability to generate revenues and to achieve profitability and finance our ongoing operations. In addition, changes in regulatory review policies during the development period of any of our traits, changes in, or the enactment of, additional regulations or statutes, or changes in regulatory review practices for a submitted product application may cause a delay in obtaining approval or result in the rejection of an application for regulatory approval. Regulatory approval, if obtained, may be made subject to limitations on the intended uses for which we or our collaborators may market a future product containing our traits. These limitations could adversely affect our potential revenues.

The regulatory environment for genetically engineered crops in jurisdictions outside the United States and Canada varies greatly, and some jurisdictions have more restrictive regulations that could delay, prevent or limit our or our future collaborators' ability to market our traits.

        Other jurisdictions and governmental authorities, including in South America and Asia, are increasingly taking an interest in regulating agricultural products of biotechnology. Regulatory approaches vary by jurisdiction as a result of the existing public health frameworks and phytosanitary laws, as well as other less tangible factors such as cultural and religious norms that may have an impact on individual country risk assessments and decision-making. Each jurisdiction may have its own regulatory framework, which may include restrictions and regulations on planting and growing genetically engineered plants and in the consumption and labeling of foods derived from such novel plants, and which may apply to future products containing our traits. We cannot predict future changes in the global regulatory landscape regarding genetically engineered plants or commercial products incorporating such novel plant varieties. The regulatory environment for such plants is greatly uncertain outside of the U.S. and Canada, and some jurisdictions have more restrictive regulations that could delay, prevent or limit our or our future collaborators' ability to market our traits.

        For example, regulation of all genetically engineered plants in the European Union (EU) is far more stringent than in the U.S. and Canada. U.S. and Canadian regulators have determined that genome edited plants pose fewer risks than traditional biotechnology-derived plants subjected to modification through the insertion of recombinant DNA. In contrast, a recent EU legal ruling indicated that the existing EU regulations for genetically engineered plants modified by the insertion of recombinant DNA, which were already more stringent than corresponding U.S. and Canadian regulations, should be strictly applied to genome edited plants as well. As a result, there is a sharp distinction between how EU and U.S. and Canadian regulatory agencies oversee novel seed traits, and in particular those that are generated using the more modern techniques of genome editing.

        Although we are not currently targeting EU markets for the development or commercialization of future products containing our traits, emerging oversight regimes for genetically engineered products in other jurisdictions may follow the EU approach and impose similarly strict requirements for the release of such products into the environment and their incorporation into human food or other consumer products. Such jurisdictions may also elect to regulate genetically engineered plants without distinguishing between traditional biotechnology-derived plants modified with recombinant DNA and genome edited plants. There is no guarantee that countries for which we may have or may develop future marketing plans would not take a stricter legal and regulatory approach to controlling genetically engineered plants similar to that of the EU, which could increase regulatory costs and delay, prevent or limit our or our future collaborators' ability to market our traits in such jurisdictions.

Consumer resistance to genetically engineered crops may negatively affect the ability to commercialize future crops containing our traits, as well as our public image, and may reduce any future sales of seeds containing our yield traits.

        Food and feed made from genetically engineered seeds and plants are not accepted by some consumers, and in certain countries production of certain genetically engineered crops is effectively prohibited, including throughout the European Union, due to concerns over such products' effects on food safety and the environment. Advocacy groups have engaged in publicity campaigns and filed lawsuits in various countries against companies and regulatory authorities, seeking to halt regulatory approval activities or influence public opinion against genetically engineered and/or genome edited products. Actions by consumer groups and others also may disrupt research and development or production of genetically engineered plants, seeds or food products that incorporate such novel plant varieties. The high public profile of the biotechnology industry in food and feed production, and a lack of consumer acceptance of the types of products to which we have devoted substantial development resources, could have a negative impact on the commercial success of any of products incorporating our traits that may successfully complete the development process, as to which no assurance can be given, and could materially and adversely affect our ability to obtain future collaborations and to finance our crop science program. Further, we could incur substantial liability and/or legal expenses if there are claims that genetically engineered crops damage the environment or contaminate other farm crops. This could distract our management and cause us to spend resources defending against such claims.

Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect our operations and our ability to generate future revenues and to achieve profitability.

        Agricultural production and trade flows are subject to government policies and regulations. Governmental policies and approvals of technologies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives and import and export restrictions on agricultural commodities and commodity products can influence the planting of certain crops, the location and size of crop production, and the volume and types of imports and exports. Future government policies in the United States, Canada or in other countries could discourage farmers from using any of our products that may successfully complete the development process, as to which no assurance can be given. Similarly, these policies could discourage food processors from purchasing harvested crops containing our traits or could encourage the use of our competitors' products, which would put us at a commercial disadvantage and could negatively impact our ability to generate any revenues and to achieve profitability.

The products of third parties, or the environment itself, may be negatively affected by the unintended appearance of our yield trait genes.

        The potential for unintended but unavoidable trace amounts, sometimes called "adventitious presence," of yield trait genes in conventional seed, or in the grain or products produced from conventional or organic crops, could affect acceptance by the general public or by the agricultural industry of these traits. Trace amounts of yield trait genes may unintentionally be found outside our containment area in the products of third parties, which may result in negative publicity and claims of liability brought by such third parties against us. Furthermore, in the event of an unintended dissemination of our genetically engineered materials to the environment, we could be subject to claims by multiple parties, including environmental advocacy groups, as well as governmental actions such as mandated crop destruction, product recalls or additional stewardship practices and environmental cleanup or monitoring. The occurrence of any of these events could have a material adverse effect on our business and results of operations.

Loss of or damage to our elite novel trait events and plant lines would significantly slow our product development efforts.

        We have a collection of elite novel trait events and plant lines in which we are developing traits for incorporation into elite germplasm and potential seed products. Our elite novel trait events and plant lines are a key strategic asset since they form the basis for the introgression of our traits into plant breeding programs. If we suffer loss or damage to our elite novel trait events and plant lines, our research and development activities could be negatively impacted.

Our insurance coverage may be inadequate to cover all the liabilities we may incur.

        We face the risk of exposure to liability claims if any products that are successfully developed containing our seed traits, as to which no assurance can be given, are defective and if any product that we develop or any product that uses our technologies or incorporates any of our traits causes injury. Although we carry insurance at levels customary for companies in our industry, such coverage may become unavailable or be inadequate to cover all liabilities we may incur. There can be no assurance that we will be able to continue to maintain such insurance, or obtain comparable insurance at a reasonable cost, if at all. If we are unable to obtain sufficient insurance coverage at an acceptable cost or otherwise, or if the amount of any claim against us exceeds the coverage under our policies, we may face significant expenses.

We rely on third parties to conduct, monitor, support, and oversee field trials and, in some cases, to maintain regulatory files for those products in development, and any performance issues by third parties, or our inability to engage third parties on acceptable terms, may impact our or our future collaborators' ability to complete the regulatory process for or commercialize such products.

        We rely on third parties to conduct, monitor, support, and oversee field trials. As a result, we have less control over the timing and cost of these trials than if we conducted these trials with our own personnel. If we are unable to maintain or enter into agreements with these third parties on acceptable terms, or if any such engagement is terminated prematurely, we may be unable to conduct and complete our trials in the manner we anticipate. In addition, there is no guarantee that these third parties will devote adequate time and resources to our studies or perform as required by our contract or in accordance with regulatory requirements, including maintenance of field trial information regarding our products in development. If any of these third parties fail to meet expected deadlines, fail to transfer to us any regulatory information in a timely manner, fail to adhere to protocols, or fail to act in accordance with regulatory requirements or our agreements with them, or if they otherwise perform in a substandard manner or in a way that compromises the quality or accuracy of their activities or the data they obtain, then field trials of our traits in development may be extended or delayed with additional costs incurred, or our data may be rejected by the applicable regulatory agencies. Ultimately, we are responsible for ensuring that each of our field trials is conducted in accordance with the applicable protocol and with legal, regulatory and scientific standards, and our reliance on third parties does not relieve us of our responsibilities. We could be subject to penalties, fines and liabilities if our third-party contractors fail to perform as required.

        If our relationship with any of these third parties is terminated, we may be unable to enter into arrangements with alternative parties on commercially reasonable terms, or at all. Switching or adding service providers can involve substantial cost and require extensive management time and focus. Delays may occur, which can materially impact our ability to meet our desired development timelines. If we are required to seek alternative service arrangements, the resulting delays and potential inability to find a suitable replacement could materially and adversely impact our business.

        In addition, there has been an increasing trend towards consolidation in the agricultural biotechnology industry. Consolidation among our competitors and third parties upon whom we rely could lead to changes in the competitive landscape, capabilities, and strategic priorities among potential service providers, which could have an adverse effect on our business and operations.

If we lose key personnel or are unable to attract and retain necessary talent, we may be unable to develop or commercialize our products under development.

        We are highly dependent on our key technical and scientific personnel, who possess unique knowledge and skills related to our research and technology. If we were to lose the services of these individuals, we may be unable to readily find suitable replacements with comparable knowledge and the experience necessary to advance the research and development of our products. Because of the unique talents and experience of many of our scientific and technical staff, competition for our personnel is intense. The loss of key personnel or our inability to hire and retain personnel who have the required expertise and skills could have a material adverse effect on our research and development efforts, our business, and our ability to secure additional required financing.

Our business and operations would suffer in the event of system failures.

        We utilize information technology, or IT, systems and networks to process, transmit and store electronic information in connection with our business activities. As use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. There can be no assurance that we will be successful in preventing cyber-attacks or successful in mitigating their efforts.

        Despite the implementation of security measures, our internal computer systems and those of our contractors and consultants are vulnerable to damage from such cyber-attacks, including computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such an event could cause interruption of our operations. For example, the loss of data from completed field tests for our yield traits could result in delays in our regulatory approval efforts and significantly increase our costs. To the extent that any disruption or security breach were to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could suffer reputational harm or face litigation, or adverse regulatory action and the development of our product candidates could be delayed.

Risks Relating to Intellectual Property

Patent protection for our technologies is both important and uncertain.

        Our commercial success may depend in part on our obtaining and maintaining patent protection for our technologies in the United States and other jurisdictions, as well as successfully enforcing and defending this intellectual property against third-party challenges. If we are not able to obtain or defend patent protection for our technologies, then we will not be able to exclude competitors from developing or marketing such technologies, and this could negatively impact our ability to generate sufficient revenues or profits from product sales and/or licensing to justify the cost of development of our technologies and to achieve or maintain profitability. Our currently issued patents relate to our historical business and have expiration dates ranging from 2020 through 2030. New outstanding patent applications owned by or licensed to us relating to crop yield improvements have filing dates ranging from 2013 through 2018.

        Our patent position involves complex legal and factual questions. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. Patents may not be issued for any pending or future pending patent applications owned by or licensed to us, and claims allowed under any issued patent or future issued patent owned or licensed by us may not be valid or sufficiently broad to protect our technologies. Moreover, we may be unable to protect certain of our intellectual property in the United States or in foreign countries. Foreign jurisdictions may not afford the same protections as U.S. law, and we cannot ensure that foreign patent applications will have the same scope as the U.S. patents. There will be many countries in which we will choose not to file or maintain patents because of the costs involved. Competitors may also design around our patents or develop competing technologies.

        Additionally, any issued patents owned by or licensed to us now or in the future may be challenged, invalidated, or circumvented. We could incur substantial costs to bring suits or other proceedings in which we may assert or defend our patent rights or challenge the patent rights of third parties. An unfavorable outcome of any such litigation could have a material adverse effect on our business and results of operations.

Third parties may claim that we infringe their intellectual property, and we could suffer significant litigation or licensing expense as a result.

        Various U.S. and foreign issued patents and pending patent applications owned by third parties exist in areas relevant to our products and processes. We could incur substantial costs to challenge third-party patents. If third parties assert claims against us or our customers alleging infringement of their patents or other intellectual property rights, we could incur substantial costs and diversion of management resources in defending these claims, and the defense of these claims could have a material adverse effect on our business. In addition, if we are unsuccessful in defending against these claims, these third parties may be awarded substantial damages, as well as injunctive or other equitable relief against us, which could effectively block our ability to make, use, sell, distribute, or market our technologies and services based on our technologies in the United States or abroad. Alternatively, we may seek licenses to such third-party intellectual property. However, we may be unable to obtain these licenses on acceptable terms, if at all. Our failure to obtain the necessary licenses or other rights could prevent the sale, manufacture, or distribution of some of our products based on our technologies and, therefore, could have a material adverse effect on our business.

Portions of our crop science technology are owned by or subject to retained rights of third parties.

        We have licensed and optioned from academic institutions certain patent rights that may be necessary or important to the development and commercialization of our crop science technology. These licenses and options may not provide exclusive rights to use such intellectual property in all fields of use in which we may wish to develop or commercialize our technology. If we fail to timely exercise our option rights and/or we are unable to negotiate license agreements for optioned patent rights on acceptable terms, the academic institutions may offer such patent rights to third parties. If we fail to comply with our obligations under these license agreements, or if we are subject to a bankruptcy or insolvency proceeding, the licensor may have the right to terminate the license. In some circumstances, we may not have the right to control the preparation, filing and prosecution of licensed patent applications or the maintenance of the licensed patents. Therefore, we cannot be certain that these patents and applications will be prosecuted, maintained and enforced in a manner consistent with the best interests of our business. Furthermore, the research resulting in certain of our licensed and optioned patent rights was funded by the U.S. government. As a result, the government may have certain rights to such patent rights and technology.

We may not be successful in obtaining necessary rights to additional technologies for the development of our products through acquisitions and in-licenses.

        We may be unable to acquire or in-license additional technologies from third parties that we decide we need in order to develop our business. A number of more established companies may also pursue strategies to license or acquire crop science technologies that we may consider attractive. These established companies may have a competitive advantage over us due to their size, cash resources and greater development and commercialization capabilities. Any failure on our part to reach an agreement for any applicable intellectual property could result in a third party acquiring the related rights and thereby harm our business.

        In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. We also may be unable to license or acquire relevant crop science technologies on terms that would allow us to make an appropriate return on our investment.

        We expect that competition for acquiring and in-licensing crop science technologies that are attractive to us may increase in the future, which may mean fewer suitable opportunities for us as well as higher acquisition or licensing costs. If we are unable to successfully obtain rights to suitable crop science technologies on reasonable terms, or at all, our business and financial condition could suffer.

Our license agreements include royalty payments that we are required to make to third parties.

        We are party to license agreements that require us to remit royalty payments and other payments related to our licensed intellectual property. Under our in-license agreements, we may pay upfront fees and milestone payments and be subject to future royalties. We cannot precisely predict the amount, if any, or timing of royalties we may owe in the future. Furthermore, we may enter into additional license agreements in the future, which may also include royalty, milestone and other payments.

The intellectual property landscape around genome editing technology, such as CRISPR, is highly dynamic and uncertain, and any resolution of this uncertainty could have a material adverse effect on our business.

        The field of genome editing, especially in the area of CRISPR technology, is still in its infancy, and no products using this technology have reached the market. In 2018, we entered into a non-exclusive research license agreement jointly with the Broad Institute of MIT and Harvard and Pioneer, part of Corteva Agriscience™, Agriculture Division of DowDuPont Inc., for the use of CRISPR-Cas9 genome-editing technology for crops in order to demonstrate the utility of our yield trait genes in this field. The joint license covers intellectual property consisting of approximately 48 patents and patent applications on CRISPR-Cas9 technology controlled by the Broad Institute and Corteva Agriscience. Under the agreement, we have the option to renew the license on an annual basis and the right, subject to specified conditions, to convert the research license to a commercial license in the future, although there can be no assurance that we will be able to secure such commercial license on acceptable terms. CRISPR technology is uniquely suited to agricultural applications as it enables precise changes to plant DNA without the use of foreign DNA to incorporate new traits. Plants developed using CRISPR genome-editing technology have the potential to be designated as "non-regulated" by USDA-APHIS for development and commercialization in the U.S., which could result in shorter developmental timelines and lower costs associated with commercialization of new traits in the U.S. as compared to regulated crops. Due to the intense research and development that is taking place by several companies, including us and our competitors, in this field, the intellectual property landscape is in flux, and it may remain uncertain for the coming years. There has been, and may continue to be, significant intellectual property related litigation and proceedings relating to this area in the future. If it is later determined that the patent rights using the CRISPR technology that we obtained under license are invalid or owned by other parties, this could have a material adverse effect on our business.

We rely in part on trade secrets to protect our technology, and our failure to obtain or maintain trade secret protection could harm our business.

        We rely on trade secrets to protect some of our technology and proprietary information, especially where we believe patent protection is not appropriate or obtainable. However, trade secrets are difficult to protect. Litigating a claim that a third party had illegally obtained and was using our trade secrets would be expensive and time consuming, and the outcome would be unpredictable. Moreover, if our competitors independently develop similar knowledge, methods and know-how, it will be difficult for us to enforce our rights and our business could be harmed.

Risks Relating to Owning our Common Stock

Raising additional funds may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

        Execution of our business plan requires additional financing. If we raise additional funds through equity offerings or offerings of equity-linked securities, including warrants or convertible debt securities, we expect that our existing stockholders will experience significant dilution, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, may subject us to restrictive covenants that could limit our flexibility in conducting future business activities, including covenants limiting or restricting our ability to incur additional debt, dispose of assets or make capital expenditures. We may also incur ongoing interest expense and be required to grant a security interest in our assets in connection with any debt issuance. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us.

Trading volume in our stock can fluctuate and an active trading market for our common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. Our stock price may be extremely volatile, and our stockholders could lose a significant part of their investment.

        The public trading price for our common stock will be affected by a number of factors, including:

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  any change in the status of our Nasdaq listing;

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  the need for near-term financing to continue operations;

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  reported progress in our efforts to develop crop related technologies, relative to investor expectations;

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  changes in earnings estimates, investors' perceptions, recommendations by securities analysts or our failure to achieve analysts' earnings estimates;

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  quarterly variations in our or our competitors' results of operations;

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  general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors;

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  future issuances and/or sales of our securities;

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  announcements or the absence of announcements by us, or our competitors, regarding acquisitions, new products, regulatory developments, significant contracts, commercial relationships or capital commitments;

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  commencement of, or involvement in, litigation;

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  any major change in our board of directors or management;

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  changes in governmental regulations or in the status of our regulatory approvals;

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  announcements related to patents issued to us or our competitors and to litigation involving our intellectual property;

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  a lack of, or limited, or negative industry or security analyst coverage;

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  uncertainty regarding our ability to secure additional cash resources with which to operate our business;

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  a decision by our significant stockholders to increase or decrease their holdings in our common stock;

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  short-selling or similar activities by third parties; and

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  other factors described elsewhere in these risk factors.

        As a result of these factors, our stockholders may not be able to resell their shares at, or above, their purchase price. In addition, the stock prices of many technology companies have experienced wide fluctuations that have often been unrelated to the operating performance of those companies. Any negative change in the public's perception of the prospects of industrial or agricultural biotechnology companies could depress our stock price regardless of our results of operations. These factors may have a material adverse effect on the market price and liquidity of our common stock and affect our ability to obtain required financing.

Provisions in our certificate of incorporation and by-laws and Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

        Provisions of our certificate of incorporation and by-laws and Delaware law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management.

        In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder, which generally refers to a person which together with its affiliates owns, or within the last three years has owned, 15 percent or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that our stockholders could receive a premium for their common stock in an acquisition.

Concentration of ownership among our officers, directors and principal stockholders may prevent other stockholders from influencing significant corporate decisions and depress our stock price.

        Based on the number of shares outstanding as of February 28, 2019, our officers, directors and stockholders who hold at least 5% of our stock beneficially own a combined total of approximately 55.1 percent of our outstanding common stock, including shares of common stock subject to stock options and warrants that are currently exercisable or are exercisable within 60 days after February 28, 2019. If these officers, directors, and principal stockholders or a group of our principal stockholders act together, they will be able to exert a significant degree of influence over our management and affairs and control matters requiring stockholder approval, including the election of directors and approval of mergers, business combinations or other significant transactions. The interests of one or more of these stockholders may not always coincide with our interests or the interests of other stockholders. For instance, officers, directors, and principal stockholders, acting together, could cause us to enter into transactions or agreements that we would not otherwise consider. Similarly, this concentration of ownership may have the effect of delaying or preventing a change in control of our company otherwise favored by our other stockholders. As of February 28, 2019, Jack W. Schuler (and his related entities) beneficially owned approximately 51.3 percent of our common stock. To the extent that this or any other significant stockholders oppose any proposal put forth for stockholder approval by our board of directors, they control a sufficient percentage of our outstanding shares to cause such proposal to either fail or be very difficult to achieve without their support. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market price for their shares of common stock. The concentration of ownership also may contribute to the low trading volume and volatility of our common stock. Mr. Schuler and entities affiliated with him have agreed to purchase additional shares of our common stock in this offering.

The comprehensive tax reform bill known as the Tax Cuts and Jobs Act could adversely affect our business and financial results.

        On December 22, 2017, President Trump signed into law the "Tax Cuts and Jobs Act," or TCJA, that significantly reformed the Internal Revenue Code of 1986, as amended, or the Code. The TCJA, among other things, includes changes to U.S. federal tax rates, imposes significant additional limitations on the deductibility of interest and net operating loss carryforwards, allows for the expensing of capital expenditures, and puts into effect the migration from a "worldwide" system of taxation to a territorial system. Our net deferred tax assets and liabilities have been revalued at the newly enacted U.S. corporate rate as of December 31, 2018. We continue to examine the impact this tax reform legislation may have on our business and we urge our stockholders to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our common stock.

Risks Relating to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

        The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds as discussed under "Use of Proceeds" in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any other purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not result in a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock in this offering.

        Since the price per share of Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the Common Stock issued in this offering. See the section titled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

Issuances of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.

        The issuance of additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering to continue to fund the development of our business and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

        In addition, we have a significant number of options and warrants to purchase shares of our Common Stock outstanding. If these securities are exercised or converted, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately $2.6 million from this offering, after deducting the placement agent fee and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, including working capital.

DILUTION

        As of September 30, 2018, our net tangible book value was approximately $7.3 million, or $0.73 per share of our Common Stock. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of our Common Stock outstanding as of September 30, 2018.

        After giving effect to the sale of 2,421,662 shares of our Common Stock in this offering at an offering price of $1.2101 per share, and after deducting estimated offering fees and expenses payable by us, our net tangible book value as of September 30, 2018 would have been approximately $0.80 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.07 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.41 per share to investors participating in this offering. The following table illustrates this dilution per share of Common Stock to investors participating in this offering:

Public offering price per share		$1.2101
Net tangible book value per share as of September 30, 2018	$0.73
Increase in net tangible book value per share attributable to new investors	$0.07

Adjusted net tangible book value per share after giving effect to the offering		$0.80

Dilution per share to new investors in this offering		$0.41

        The foregoing illustration does not reflect the potential dilution from the exercise of outstanding options or warrants to purchase shares of our Common Stock.

BUSINESS

Overview

        Yield10 Bioscience, Inc. is an agricultural bioscience company which uses its "Trait Factory" to develop high value seed traits for the agriculture and food industries. Specifically, Yield10 plans to efficiently develop superior gene traits for the major grain crops, which are corn, soybean, canola, wheat and rice. We consider 10-20 percent increases in crop yield to be step-change increases. We are currently progressing several novel yield gene traits in our pipeline in canola, soybean and corn, the major North American row crops, among others. Over the last three years, we have evaluated certain of our traits in greenhouse studies and field tests conducted in the United States and Canada. We currently have non-exclusive research license agreements in place with the Monsanto division of Bayer Crop Science, a division of Bayer AG, for the evaluation of our C3003 and C3004 traits in soybean and with Forage Genetics International, LLC, a division of Land O'Lakes, Inc. for the evaluation of five yield traits in forage sorghum. Our business strategy is to progress our traits into field tests to generate validating yield data. Over the last three years, we have progressed our evaluation of C3003 in field tests with Camelina and canola. We are planning to expand our field tests with additional traits and more events in 2019 and 2020. We plan to leverage data that we generate to support the performance of our traits in key crops to establish collaborations or sign licenses to the traits with major agricultural companies in order to generate revenue. Yield10 Bioscience is headquartered in Woburn, Massachusetts and has an oilseed development Center of Excellence in Saskatoon, Saskatchewan, Canada.

        According to a United Nations report, crop production must be increased by over 70 percent in the next 35 years to feed the growing global population, which is expected to increase from 7 billion to more than 9.6 billion by 2050. During that time period, there will be a reduction in available arable land as a result of infrastructure growth and increased pressure on scarce water resources. Consumption of meat, fish, and dairy products is also expected to increase based on dietary changes associated with increasing wealth and living standards. Harvestable food production per acre and per growing season must be increased to meet this demand. At the same time, with the increasing focus on health and wellness, food safety and sustainability in developed countries, we anticipate a rise in demand for new varieties of food and food ingredients with improved nutritional properties. With crop intensification (less land available and more production needed), we expect that improved crop genetics based on new gene traits will be a key driver of increased productivity, potentially resulting in the best performing yield traits commanding disproportionate value and disrupting the seed sector. We expect farmers and growers to be the major beneficiaries of these drivers, which represent potential opportunities for increased revenues and crop diversification. Today the global food market has an estimated value of $5 trillion.

        Crop yield is determined by the efficiency by which crops fix carbon dioxide from the air through photosynthesis and convert that fixed carbon through carbon metabolism during the growing season into harvestable grain or biomass. Yield10 brings unique capabilities and experience in advanced metabolic engineering and systems biology to optimize photosynthesis and carbon efficiency in crops to increase grain or biomass yield. These capabilities were developed based on sustained investment over many years when the Company was named Metabolix. As Metabolix, the Company solved complex biological problems in the industrial/synthetic biology space to produce bioplastics. By 2012, the Company had begun work to increase photosynthesis in crops as part of those activities, which led to the creation in 2015 of the current Yield10 business focused on crop yield. In mid-2016 we sold our bioplastics assets to focus on our agricultural innovations and the Company was rebranded as Yield10 Bioscience in January 2017.

        One of the critical unmet needs in the agricultural sector is to increase the fundamental yield potential of crops to address global food security. This challenge is well suited to Yield10's unique background and expertise in metabolic modeling, genetic engineering, genome editing and next generation microbial gene systems which collectively form the foundation of Yield10's trait development process. We refer to this trait development process as the "Trait Factory." The Trait Factory encompasses discovery of gene targets using our GRAIN platform (which stands for Gene Ranking Artificial Intelligence Network), genetic engineering of crops using traditional approaches or genome editing to modify those targets and generation of field data with the engineered crops. Performance and molecular data from the engineered crops are then fed back into the GRAIN system to enable refinement of specific gene targets and the identification of new trait gene targets. Modified crops with improved performance then enter the development pipeline and progress on the regulated or non-regulated path to market depending on how the plants are genetically engineered.

        Exciting new genetic engineering technologies like the CRISPR technology and other approaches to genome editing hold promise to accelerate the deployment of novel traits into commercial crops. This method of making insertions or deletions of DNA into plants without the use of foreign DNA has been described as "precision breeding." We signed a research license, with rights to convert to a commercial license, to CRISPR/Cas-9 technology in 2018 to support our genome editing program. We have taken two genome edited traits designed to boost oil content in oilseed crops through the U.S. Department of Agriculture (USDA)—Animal and Plant Health Inspection Service (APHIS) "Am I Regulated?" petitioning process and confirmed non-regulated status with the agency, clearing the way to conduct field tests in the United States. Genome editing technology as well as the streamlined regulatory process supported by USDA-APHIS for certain types of plant traits may enable agricultural innovators such as Yield10 to deploy and field test new traits more quickly, potentially resulting in a shorter path to market and reduced costs as compared to the more highly regulated path required for traditional biotechnology-derived traits.

SUMMARY OF OUR CROP YIELD TRAITS IN DEVELOPMENT

R&D Area	Crops Under Evaluation
Seed Yield Traits-Likely Regulated(1)
C3003	Canola, soybean, sorghum and corn
C3011	Corn, Camelina and canola
Seed Yield Traits-Likely Non-Regulated(2)
C3004	Camelina and canola
Oil Enhancing Traits-Likely Non-Regulated(2)
C3007	Camelina and canola
C3008a	Camelina (non-regulated status granted to Yield10(4)
Oil trait combinations—C3008a, C3008b and C3009	Camelina (non-regulated status granted to Yield10(4)
Additional oil trait combinations	Research in progress (target crops to be determined)
Yield Improvement Trait Discovery Platform (Traits Potentially Non-Regulated)(3)
C4001	Wheat, rice, sorghum and corn
C4002	Sorghum and corn
C4003	Wheat, rice, sorghum and corn
C4004	Wheat and rice
C4029	Sorghum

(1)
C3003 and C3011 consist of microbial genes and are likely to be subject to regulation by USDA-APHIS.

(2)
These traits are accessible using genome editing or other methods that do not result in the insertion of non-plant DNA. These approaches may be deemed non-regulated by USDA-APHIS based on recent filings by us and other groups.

(3)
Traits in this area were developed in our T3 platform and all are potentially deployable through approaches which may be non-regulated by USDA-APHIS.

(4)
Non-regulated status granted by USDA-APHIS. Commercial plant or plant products may be regulated by FDA or EPA.

        As we continue to develop the GRAIN platform, key elements of the system have proven effective and have enabled Yield10 to produce several promising crop yield traits in our development pipeline. Yield10 has achieved and published in peer reviewed journals scientific data from growth chamber and greenhouse studies showing that significant improvements to crop yield are possible. We have achieved these results by improving fundamental crop yield through enhanced photosynthetic carbon capture and increased carbon utilization efficiency to increase seed yield. Examples of these traits and their impact on crop yield are shown below. The C3005 trait results required a complex combination of microbial genes to enhance carbon fixation during seed development and serves to highlight the power of our advanced metabolic engineering/systems biology approach. Results we have obtained based on preliminary testing of our C3003 and C3004 traits as well as our C4000 series traits support our plans to test and develop these traits in major row crops.

Examples of our traits and their impact on crop yield in growth chamber and greenhouse studies

        C3003/C3004 traits: 23% - 65% increase in seed yield in oilseed crops (Camelina)

        C3005 advanced synthetic biology trait: 128% increase in oilseed yield (Camelina)

        C4001, C4003 traits: 70% increase in photosynthesis, 150% increase in biomass (switchgrass)

        Yield10 has a pipeline of more than 10 novel yield traits in research and development and we expect to generate several proof points for our traits in various crops over the next two years. We are developing our lead yield trait C3003 in canola and recently completed its second year of field tests in Canada. We anticipate that field tests will continue in 2019 as we advance the trait towards commercial development by developing additional commercial canola lines with the trait and expanding field testing. We plan to undertake our first field testing of C3004 in our Camelina platform in 2019 and are working to deploy and test this promising trait in canola, soybean and corn in the future. We have proven capabilities with genome editing using the CRISPR/Cas9 system and have been granted "non-regulated" status from USDA-APHIS for single and multiple genome edited lines of Camelina designed to increase oil content. We plan to field test these plant lines and use the data to optimize the deployment of these traits to boost oil content in canola and potentially soybean. We recently successfully edited C3007, a novel target gene for increasing oil content, in canola and these plants are now progressing through our development pipeline. We plan to continue to progress initial development and testing of multiple traits in wheat and rice. Our approach is to engineer rice and wheat plants with our gene regulator traits to increase photosynthesis and grain yield and use those plants as a source of data to generate new gene targets for genome editing. Yield10 has no plans to field test or develop wheat or rice using traditional genetic engineering technologies. We anticipate that data generated on our traits will enable us to establish revenue generating collaborations in the future for the development and commercialization of our novel yield traits in commercial crops.

        We are building a portfolio of intellectual property around our crop yield technology and traits. As of February 28, 2019, we owned or held exclusive rights to 17 pending patent applications worldwide related to advanced technologies for increasing yield in crops. Our portfolio of patent applications includes plant science technologies we have in-licensed globally and exclusively from the University of Massachusetts and North Carolina State University related to the yield trait gene C3003 and other advanced technologies based on advanced metabolic engineering methods to improve carbon capture and selectively control carbon partitioning in plants. Our portfolio of patent applications also includes advanced technologies for increasing oil content in oilseed crops that we in-licensed globally and exclusively from the University of Missouri in 2018 related to the yield trait genes C3007 and C3010.

The Unmet Need: Global Population Growth Outpacing Anticipated Global Food Supply

        Yield10 is targeting a critical unmet need in agriculture based on the future disconnect between agricultural supply and the growing global population. According to a United Nations study, the global population is expected to exceed 9.6 billion people by 2050 and therefore there is a need to increase global food production including in grains, protein, dairy and edible oils to meet this demand. This will need to be achieved in the face of increased pressure on land and water resources in addition to increasingly variable weather patterns. Solving this problem is a major global challenge requiring new crop innovation and technologies to fundamentally enhance crop productivity.

The Yield Gap

        According to several studies described in an article published in the Public Library of Science in 2013, crop yields may no longer be increasing in different regions of the globe, and current rates of crop yield increase based on traditional plant breeding approaches are expected to fall significantly behind the levels needed to meet the demand for global food production. The researchers found that the top four global crops—maize (corn), rice, wheat and soybean—are currently witnessing average yield improvements of only between 0.9 to 1.6 percent per year, far slower than the required rates to double their production by 2050 solely from incremental yield gains. At these rates, global production of maize, rice, wheat and soybean crops may be required to increase by about 67 percent, 42 percent, 38 percent and 55 percent, respectively, by 2050, in order to meet the anticipated increase in demand for food production caused by population growth. For corn and soybean, the benefits of currently available biotechnology traits were already factored into the data cited in the studies referenced above. The yield increases needed to meet the demands of the growing global population show that a significant "yield gap" exists for each of the crops evaluated in the study.

        Yield10 is focused on addressing the yield gap for major crops by utilizing modern biotechnology strategies, including metabolic engineering (synthetic biology approaches) to "build better plants," by using our Trait Factory to optimize photosynthesis and carbon efficiency in crops to increase grain or biomass yield. Enhancement of the photosynthetic capacity of major crops is fundamentally important to crop science and an essential first step to increase the seed and/or biomass yield of plants and, therefore, food production. We have been working in the area of increasing photosynthetic carbon capture and crop yield technologies since 2012 and we have identified several potentially promising genes for increasing yield or improving crop performance.

Health and Wellness, Food Safety and Sustainability

        At the same time, with the increasing focus on health and wellness, food safety and sustainability in developed countries, we anticipate a rise in demand for new varieties of food and food ingredients with improved nutritional properties. Further, concerns about food safety have led to the concept of "seed to plate," with a focus on stringent quality control along the entire value chain. If this concept takes hold with consumers, it is likely to require identity preservation from seed to harvest and involve contract farming. This concept is currently being implemented in agricultural biotechnology, in both canola and soybean which have been modified to alter the composition of the oil produced. High oleic canola and soybean oils are being marketed as "healthier" where the value driver is the ability to make marketing claims directly to the consumer. Consumer demand to preserve the identity of specialty ingredients is expected to rise, and we believe that Yield10's crop yield technologies and crop gene editing targets could be useful in this emerging field. Yield10 believes that these types of small acreage specialty crops have the potential for a broader range of future partnering opportunities along the entire value chain.

Business Strategy

        Our goal is to build a successful agricultural biotechnology company centered on demonstrating and capturing the value of our yield traits in major food and feed crops. We have identified and are evaluating novel yield trait genes in our Trait Factory to help address the growing global yield gap in food and feed crops. As the primary driver of financial returns each season, crop yield is the key decision variable for farmers in making seed buying decisions, and as a result is critical to the seed industry. Improvements in yield to the levels targeted by Yield10, for example 10-20 percent increases, would be expected to generate significant value to the seed and crop industry. For example, Yield10 is targeting an approximately 10-20 percent increase in canola and soybean yields, which, if successfully deployed across North American acreage, could result in annual incremental crop value of up to $10 billion. By ultimately increasing the output of major food and feed crops and potentially reducing strains on scarce natural resources, we believe that Yield10's technologies will also contribute to addressing global food security.

        Recognizing the highly concentrated nature of the seed business, the prevalence of cross-licensing of traits, and the need to stack multiple crop traits in elite seed germplasm to provide the best options for farmers for large acreage commodity crops, Yield10 does not expect to become an integrated seed company. The current major seed companies dominate the biotech crop space based largely on the early technology innovations that resulted in herbicide and pest resistance traits and have a very successful operating track record in the sector. Yield10 plans to develop yield traits that enable farmers to increase their revenue and secure a share of that added value. To do this Yield10 plans to license our trait innovations to the major agricultural companies so that they can be deployed in elite seed varieties. The incremental value sharing model is well established in the seed sector. Therefore, rather than replicating the downstream elements of these operations and developing our own regulatory, crop breeding or seed production capabilities, we intend to seek industry collaborations and partnerships to leverage these existing core competencies of the current seed industry. Yield10 will focus on its core competency, which is breakthrough science and technology innovation applied to the seed sector.

        The type of collaborations and partnerships we seek will depend on the specific anticipated path to market for the crop. For large acreage biotech crops including canola, soybean and corn, we plan to develop proof points for our yield traits as a basis for licensing to major agricultural companies with a focus on capturing downstream value. By developing gene traits that enable the farmer to increase revenue. Yield10 believes that it can secure a share of that increased revenue in much the same way Uber generates revenue by enabling private car owners to operate in the taxi business. According to industry estimates, the timeline from discovery to full commercialization of a biotech trait in a commodity crop can be up to 13 years at a cost of up to $130 million. Our C3003 yield trait is an algal gene, and we believe that it will be regulated as a biotech trait. As we are in the construct optimization/event selection stage, we believe that we are approximately half way along the anticipated development timeline for C3003. Our strategy is to make it attractive for major agricultural companies to invest financial and technical resources to introduce our traits into their elite germplasm for event selection and evaluation. In 2017, we signed a non-exclusive research license with the Monsanto division of Bayer Crop Science (formerly Monsanto Company), a division of Bayer AG ("Bayer"), to test C3003 and C3004 in soybean. Similarly, in 2018 we signed a non-exclusive research license with Forage Genetics International LLC, a division of Land O'Lakes, Inc. ("Forage Genetics"), to test a series of traits in forage sorghum. We may sign additional non-exclusive research licenses on a crop by crop basis in the future, allowing the licensees to invest their resources in progressing the trait. Our focus is on securing a share of the upside value of our traits when we finalize the economic terms of license agreements at the point where the value of the trait is well understood.

        For small acreage specialty oil crops, we believe we can leverage our unique skill set to add value to the development of specialty oils focused on nutrition and aquaculture feed. These crops can cost more to produce because of the unique supply chain needed when identity preservation from seed planting to final product is desired. In this area, there may be opportunities for establishing partnerships and license agreements with consumer facing companies in the food and feed sector. Our high oil content traits developed through genome editing may have shorter timelines to commercialization (3-6 years) if deployed in specialty oil crops. We are at an early stage of developing our strategy in this area but believe it may have considerable potential for Yield10.

        Yield10 plans to build on its core strengths bringing new technology approaches to exploit an innovation gap in the agricultural biotechnology space that exists due to reduced investment in basic research and development resulting from the ongoing consolidation and restructuring in the agricultural sector. Yield10's mission is to translate and optimize our step-change yield trait innovations in six major food and feed crops and demonstrate their economic value to farmers and seed companies. We intend to create high-value assets in the form of proprietary yield trait gene technologies and to de-risk these assets by progressing them along the path to commercial development with increasingly larger scale field tests and multi-site field trials in major crops. We are currently deploying our yield trait genes into canola, soybean, rice, wheat and corn, by designing and progressing genetically engineered events that we believe to be suitable for the applicable regulatory approval processes and which can be readily bred into the industry's elite crop lines by plant breeding. We expect the customers for Yield10's innovations to be the large and mid-size agricultural companies that would either license or acquire rights to Yield10's yield trait genes and incorporate them into their proprietary commercial crop lines for subsequent commercialization.

We are focused on identifying and developing technologies that will enable us to produce step-change improvements to crop yield.

        Yield10 is targeting a critical unmet need in agriculture based on the anticipated disconnect between agricultural supply and the growing global population. Food production must be increased by over 70 percent in the next 35 years to feed the growing global population, which is expected to increase from 7 billion to more than 9.6 billion by 2050. Global climate change is also resulting in regional shifts to historical growing conditions. Given the projection for population growth, recent studies show a "yield gap" for major food and feed crops that cannot be addressed by incremental improvements to yield brought about by traditional plant breeding and existing biotech traits. Current biotech traits deployed in crops by the seed industry are based primarily on using microbial-sourced genes to impart yield protection through herbicide, pest, disease and even drought resistance, whereas Yield10 is focused on increasing fundamental crop yield through enhanced carbon capture and utilization.

        Yield10 is focused on "building better plants" using the Trait Factory to optimize photosynthesis and carbon efficiency in crops to increase grain or biomass yield targeting step-change increases in the range of 10-20 percent in crop yield.

Our History

We have a significant track record and expertise in the metabolic engineering of microbes and have made significant progress translating this capability to plants.

        As part of the legacy biopolymers and biobased chemicals business of our predecessor company Metabolix, our research team developed an advanced metabolic engineering capability to alter key biochemical pathways and redirect the flow of carbon metabolic intermediates in microbes resulting in the production of the biomaterial polyhydroxyalkanoate, or PHA, at a level of more than 80 to 90 percent by weight of microbial cells that normally did not produce any PHA. In 1997, Metabolix initiated a crop science research program to produce renewable bioplastics and chemicals from agricultural crops. Historically, these efforts were focused on producing PHB, a microbial carbon storage biopolymer, in high concentration in the seeds of oilseed crops or in the leaves of biomass crops such as switchgrass.

        As we made progress on producing PHB in plants, we learned that basic carbon supply from photosynthesis was a bottleneck. To address this carbon shortfall, in 2012 we began developing new metabolic engineering and bioinformatics approaches to enhancing basic crop photosynthetic carbon capture. Discoveries from these two approaches became the foundation of our GRAIN crop trait discovery platform. We also began building intellectual property on novel yield trait gene technologies discovered in these programs and realized that our experience in re-engineering the flow of carbon in microorganisms could be applied to building better plants. Photosynthesis is the most important biological process responsible for global food production. Improving the photosynthetic capacity of plants is an essential first step to increase seed and/or biomass yield and, therefore, food production. We must develop plants which on a per acre basis during the growing season fix more carbon and ultimately target that additional fixed carbon to seed or biomass.

Our Approach

We have assembled a pipeline of crop yield traits for development that are applicable to major commercial crops.

        Our unique approach to crop yield trait discovery utilizing our GRAIN platform, which integrates advanced metabolic engineering concepts to address critical bottlenecks in carbon metabolism, has enabled us to discover a series of yield genes with potential use for producing step-change improvements in crop yield. Through our research and early development efforts we have identified and begun characterizing our C3000 and C4000 series of traits. To initially characterize the potential yield trait genes, we test many of our yield trait candidates using our Camelina or switchgrass platforms. As a yield trait innovator, our objective is to identify novel yield traits that act at a fundamental level in crop metabolism to provide the potential for broad deployment of our traits across multiple crop types. Following our early work with these trait genes, we focus on deploying the traits for evaluation across a range of crops including canola, soybean, corn, rice, wheat, each of which are crops of high commercial interest in North America. For crops where Yield10 is not directly conducting research and development activities, we are open to licensing arrangements like the agreement we have in place with Forage Genetics for evaluation of five of our traits in forage sorghum. Our goal is to generate greenhouse and field test data that will support commercial development of the trait and enable us to form collaborations or enter into license agreements with major agricultural companies in order to incorporate our novel yield traits into their seed products. We believe that successfully launching new, high yielding seed to the market would result in higher economic benefit to growers, seed companies, and Yield10.

We believe our business model will allow us to capture value for our discoveries and provide a path to commercialization for important new yield traits for major crops.

        Yield10 is working to advance our own developments as well as form business alliances to progress our traits through development, launch and commercialization. Our goal is to capture an attractive share of the added economic value resulting from the deployment of our trait genes and technologies in key crops. We are currently working on the development and deployment of our trait genes into several crops, an approach facilitated by the expiration of much of the early foundation patents in the agricultural biotechnology sector, and one of our key objectives in that regard is to demonstrate commercial proof points through field tests and multi-site field trials. Yield10 opportunities and business models for value capture including partnering or licensing with established agricultural industry companies. Key to our strategy is to retain, where practical, control of timelines and maximize, where possible, the opportunity for value creation and optionality around future value realization strategies. In 2019, we are focused on identifying and signing additional research and development collaborations to accelerate commercial development of our promising yield traits.

We have signed non-exclusive research licenses for our novel yield traits with agriculture industry leaders.

        In 2017 we granted a non-exclusive global research license to the Monsanto division of Bayer Crop Science to evaluate our novel yield traits C3003 and C3004 in soybean. Monsanto is a leader in the development and commercialization of biotech-derived soybean seed. In 2018, we granted a research license with a similar structure to Forage Genetics, a leader in forage crops used for animal feed, to evaluate five traits in forage sorghum.

        These licenses are intended to provide market leaders in their respective crops with an attractive opportunity to test our traits and develop data at their own expense. At any time during the term, they have the option to negotiate a broader agreement with us. At the same time, we have the right to sign licenses with other companies for these traits. This structure allows us the flexibility to expand the testing of our traits with investment by other companies and to potentially enter negotiations for development and commercial licenses when the value of our traits is better understood. In 2019, we plan to explore additional opportunities to expand the testing of our traits through similar arrangements with other companies.

We are focused on developing yield traits for use in canola, soybean and corn, major North American commercial crops.

        Canola, soybean and corn represent the largest North American commercial crops with approximately 195 million combined acres. The majority of the crop acreage incorporates biotechnology traits for herbicide or pesticide resistance that are deployed in elite germplasm controlled by seed companies. Recent advances in crop yield have been based primarily on the use of biotechnology traits to protect yield by managing and/or allowing the plants to outcompete weeds. We are developing our traits to complement the biotechnology traits currently utilized in these major crops by focusing on our traits to increase the inherent seed yield of the plant. In 2018, we obtained promising field test results for second generation C3003 in canola and advanced work with the trait into the early commercial development phase where we will make and test additional elite events of the C3003 trait. Our development work with C3003 and other traits in the C3000 and C4000 series, some of which may be accessible using genome editing, is progressing in canola, soybean and corn. Canola is important as an edible oil for human consumption, while soybean and corn are grown in North America mainly as animal feed.

We are testing our yield traits in wheat and rice, important staple crops for human consumption.

        Wheat and rice are important staple crops used primarily for human consumption. It is estimated that more than 900 million acres of rice and wheat are grown annually worldwide. Advances in seed yield for rice and wheat have occurred primarily through plant breeding for rice and hybridization and breeding for wheat. Genetically modified, or GM, traits based on biotechnology have not been broadly introduced into these crops. Seed sales to growers for these crops typically rely on regional, local organizations to distribute and sell seed and the market is extremely fragmented. To enable production of wheat and rice to meet future global demand, increases in yields will be required. The application of genome editing to precisely incorporate yield traits into these crops may represent a way to increase yield and establish consumer acceptance of the technology and seed product. We recently published promising results with members of our C4000 series of traits showing that deployment of these traits in switchgrass as a model crop resulted in significant increases in photosynthesis and biomass yield. We are testing C4000 series traits that may be accessible through genome editing as a strategy to produce increases in seed yield in wheat and rice.

Our GRAIN platform provides us with a unique approach for discovering novel yield trait genes.

        We have integrated advanced metabolic flux modeling capabilities with transcriptome network analysis to form the foundation of our "GRAIN" (Gene Ranking Artificial Intelligence Network) bioinformatics gene discovery platform. This discovery platform is the core of our Trait Factory. GRAIN takes both a bottom up approach based on the flow of electrons and carbon through essential metabolic processes and a top down approach based on transcriptome network analysis. In the case of crops, the levers to increase seed yield are the metabolic infrastructure through which carbon flows from photosynthesis to seed production and the gene regulators or transcription factors which control the various pathways. Over the last 20 years, the agricultural sector has generated vast numbers of data points. During this same period, there have been very few new crop traits produced. The purpose of GRAIN is to develop a system which can convert data sets into actionable gene targets to improve crop productivity. We have employed this approach to discover a range of potential yield trait genes.

We have identified promising potential yield targets which can be modified using genome editing. We believe that such targets may be subject to less regulatory complexity in the U.S. during development and along the path to commercialization and may provide opportunities for licensing.

        Genome editing techniques, including CRISPR, which involve making small targeted changes to the DNA of a target organism, have been of interest to the agricultural biotechnology industry because this approach is believed to have the potential to significantly reduce development costs and regulatory timelines for crop trait development and market introduction. In 2018, we signed a non-exclusive research license for CRISPR/Cas-9 technology with the Broad Institute of MIT and Harvard and Pioneer, part of the Corteva Agriscience Agriculture Division of DowDuPont Inc.

        Announcements from USDA-APHIS, including those made in 2018, indicate that the regulatory path for genome edited plants lines that do not contain any remaining foreign DNA (i.e. DNA sequences not from the plant being engineered) from the procedure used to edit the plant may not be subject to certain USDA-APHIS crop regulations in the U.S. See "Regulatory Requirements" section below. One of the potential implications of this regulatory approach in which edited plants are subject to fewer regulatory controls than traditional genetically modified plants may be to significantly decrease the timeline and cost of developing and bringing new traits to commercialization in the U.S. The challenge now for the agricultural biotechnology sector will be to identify gene targets for genome editing that can generate economic value. This has opened the potential for Yield10 to exploit a second tier of novel traits addressable with genome editing.

        Yield10 has identified, from its internal discovery platforms and in-licensed through academic collaborations, gene targets suitable for deployment in crops through genome editing. In the course of our work, we have introduced genes coding for new metabolic pathway enzymes or global transcription factors producing high yield lines with higher rates of photosynthetic carbon fixation. Analysis of these high yielding plants has allowed identification of novel genome editing targets.

        We have deployed genome editing technology based on our C3008a trait in Camelina as well as our triple edited-line based on our C3008a, C3008b and C3009 traits in Camelina, which were deemed non-regulated by USDA-APHIS in 2017 and 2018, respectively. Plants that are not regulated by USDA-APHIS may still be subject to regulation by the U.S. Food and Drug Administration (FDA) or the U.S. Environmental Protection Agency (EPA) depending on certain characteristics and the plant's intended uses. We expect to increase our level of effort in this area in other crops, particularly canola, over the course of 2019 and are implementing a plan to deploy our genome edited traits into soybean, rice and corn. We have successfully edited the C4004 gene in rice and are currently developing performance data on the edited rice lines. We believe our genome editing targets as well as the improved crops we could develop using this approach may enable us to form collaborations or enter into license arrangements with a broader set of potential commercial partners in order to bring these genome edited traits forward into development in the near-term.

        We plan to use any revenues we generate from license agreements around our genome editing targets to support our ongoing research and development efforts to enable step-changes in crop yield.

We developed the Camelina Fast Field Test model system to characterize, evaluate and de-risk novel yield trait genes.

        One of the challenges the agricultural industry has faced over the years is translating early crop science discovery into value generating traits. In part this is because results from greenhouse studies in model plants have not translated well into field results in major crops. This is also in part because the plants used for discovery research have not been suitable for studies in the field and are not representative of the advanced seed or crop varieties (germplasm) used in commercial production, which have been subject to decades of intensive breeding to improve yield. Translating success when introducing non-plant genes into major crops has been very successful and the current biotechnology seed sector, which accounted for 457 million acres of crops worldwide in 2016, is based on using microbial genes in plants. The long timelines to progress early discoveries successfully into major crops and generate field data adds to the challenge.

        For these reasons, Yield10 has put in place a process we call "Fast Field Testing" based on our Camelina oilseed platform. We believe that over time this will become a valuable tool in the trait discovery to translation effort. Camelina is an industrial oilseed well-suited to field trials, and we believe it is a good model for identifying promising new yield traits for canola and soybean. It is also very fast to modify and develop genetically stable seed for field planting. Ideally, we hope to be able to progress from trait identification to field planting in about 12 months. Our process is to identify trait genes of interest in Camelina and immediately begin putting them into canola and soybean, where the timelines to transform plants and generate field data are much longer. We can then progress the Fast Field Testing in Camelina and generate field data and a complete molecular analysis of plant material from the field. These results and data can then be used to inform how we progress the previously transformed canola and soybean.

        We believe that this will provide the opportunity for go-no-go decisions in some cases and in other cases allow us to update our approach based on the results of our Fast Field Testing in Camelina. For example, with the longer development timelines needed to get canola and soybean ready for field testing, we expect to initiate additional modifications earlier in these crops, having identified the potential to further improve the outcome based on the results of our Fast Field Testing in Camelina.

        In our 2017 and 2018 field test programs, we tested both first and second generation versions of C3003 in Camelina and in canola, an important North American oilseed crop. Overall, our findings in canola for first generation and second generation C3003 mirror closely our observations of the effect of the trait in Camelina, underscoring the value of Camelina as a predictive system for understanding the performance of our novel yield traits in development.

        We are using our Camelina Field Test model system to de-risk and accelerate the demonstration of the trait gene value in major crops. As a particular trait is de-risked there is the potential for inflection points in value. If we can establish a strong correlation between the results from the Camelina system with future field data first from canola and then with soybean, then we may be able to leverage this to enter partnership and licensing discussions earlier while preserving the opportunity to capture a meaningful share of the upside value.

Our Oilseed Operation based in Canada provides us with unique capabilities in the development of oilseed crops.

        We established our oilseeds subsidiary in Canada in 2010 to produce robust oilseed germplasm with engineered value-added traits for commercial crop production in western North America. Our oilseeds team is based in Saskatoon, Saskatchewan, with laboratories in the National Research Council (NRC)—Saskatoon facility and commercial greenhouse and laboratory facilities at nearby Innovation Place. Our team has developed and implemented technology to improve and accelerate engineering and trait evaluation of Camelina and canola. The team also plays a key role in designing and conducting greenhouse and field tests required to effectively evaluate novel yield traits.

We are establishing a network of commercial and science advisors to provide us with insight and opportunities to advance our industry alliances, crop research and development, and key intellectual property.

        Yield10 named Sherri Brown, Ph.D., a former Monsanto Company executive, as a special commercial and technical advisor to the Company in 2018. Dr. Brown, who is currently a Managing Director at The Yield Lab, served from 1999-2017 in leadership positions at Monsanto, most involving the development and commercialization of new traits for corn and oilseed crops including soybean and canola.

        Yield10 has pursued academic collaborations that have led to the discovery of novel yield trait genes. Researcher Danny Schnell, Ph.D. discovered the C3003 trait in an ARPA-e (a division of the DOE) funded collaborative project at the University of Massachusetts in which Yield10 was a partner. In 2015, Prof. Schnell moved to Michigan State University where he is Chairperson, Department of Plant Biology and remains a collaborator on C3003. Heike Sederoff, Ph.D., Professor, Department of Plant and Microbial Biology at North Carolina State University, developed the C3004 and C3005 traits with ARPA-e funding which Yield10 is now progressing under a license agreement. In 2018, Yield10 announced signing a global license agreement with the University of Missouri for advanced technology to boost oil content in oilseed crops, including C3007 and C3010, which are based on the discovery of a key regulatory mechanism controlling oil production in oilseed crops which can be used to increase oil content. Jay J. Thelen, Ph.D., Professor of Biochemistry at the University of Missouri, who discovered this mechanism, joined Dr. Schnell and Dr. Sederoff as a member of our Scientific Advisory Board in 2018.

We plan to seek U.S. and Canadian government grants to support our research and development goals.

        Yield10 has been awarded grants over the last several years supporting research on strategies to improve the efficiency of photosynthesis, increase seed oil content, identify novel yield traits and test these novel traits in Camelina. This work is valuable because traits developed in Camelina have the potential to be developed and deployed in other oilseed crops. For example, in 2017, we were selected as a sub-awardee on a new U.S. Department of Energy (DOE) grant led by Michigan State University that commenced during the first quarter of 2018 to conduct research aimed at boosting oilseed yield in Camelina. We plan to continue to pursue government grants to defray research costs associated with our research and development activities.

We are operating with a lean organizational footprint which is evaluating our novel yield traits in greenhouse and field tests while maintaining efficient use of cash resources.

        As of February 28, 2019, we had 22 full-time employees, with the majority directly involved with our research and development activities. We believe that our organizational capabilities are aligned with our research priorities and are complemented by our use of third-party infrastructure and certain service providers. With this approach we can leverage third-party infrastructure and capability without having to spend the time and capital needed to recreate them in-house. This is allowing us to focus our limited resources on deploying our core strengths against our key development goals. We expect to grow our research and development operations over time commensurate with building value in our business and advancing our traits through development while at the same time tightly managing overhead costs.

Our "GRAIN" Technology Platform

        In the last decade there has been a dramatic expansion of new genetic engineering and systems biology tools: genomics data, metabolic engineering, high-throughput analytical tools, including whole organism gene expression analysis and metabolomics, and powerful genome editing technologies. At Yield10 we plan to build value by leveraging genome editing targets for revenue generation in the near-term while we independently work to demonstrate the economic value of our transformative genetic engineering-based yield breakthroughs in the longer term. The recent expiration of blocking patents on early inventions in the plant genetic engineering space means that we can now be more effective in research and development, leverage third-party service providers and independently drive key proof points in major commercial crops such as canola, soybean and corn while focusing our resources on our core strengths. Yield10 is focused on increasing the inherent yield of major food and feed crops. Our goal is to "build better plants" which requires new approaches and innovation and, in our view, will most likely involve gene combinations and/or multi-gene systems.

        At a fundamental level, increasing crop yield is a complex two-step carbon optimization problem. Harvested seed is mostly carbon fixed from carbon dioxide in the air by photosynthesis with oxygen coming from water in the soil and smaller amounts of nitrogen and phosphate both of which are applied as fertilizer. To achieve increased yield, the rate at which crops can fix carbon has to be increased. Based on our experience optimizing carbon flow in living systems, we know that increasing seed yield will likely require multiple trait genes to increase carbon fixation by photosynthesis at the front-end and direct the increased fixed carbon to the seed.

        We have integrated advanced metabolic flux modeling capabilities with transcriptome network analysis to form the foundation of the "GRAIN" (Gene Ranking Artificial Intelligence Network) bioinformatics gene discovery platform. This discovery platform is the core of our Trait Factory. GRAIN takes a bottom up approach based on the flow of electrons and carbon through essential metabolic processes and a top down approach based on transcriptome network analysis. Plant growth at its core is a series of chemical reactions and these can be modeled to determine the best ways to optimize the yield of the targeted product. Advanced metabolic modeling based on flux-balance analysis and enzyme reaction thermodynamics and kinetics enables us to make predictions about which reaction modifications are most likely to achieve targeted performance improvements. However, as with all modeling approaches, the tool is only useful alongside the means and the data to test it in real plants. Here, Yield10 makes use of metabolic and transcriptome data generated from its high-photosynthesis, high-yield engineered plants as well as from academic publications and other public data to project optimal gene targets for modifications. By integrating the transcriptome network capabilities of our technology platform, we expect to be able to identify transcription factor genes whose activity profiles can be altered to optimize multiple steps in metabolic pathways or the flow of carbon in plant tissues of interest. In a crop like modern hybrid corn, which already produces vastly more seed than it needs to reproduce, our initial objective is to reduce or even eliminate the activity of the transcription factors that restrict further seed production.

        We are excited about the prospects of C3003 in reducing the well-known yield losses that occur through photorespiration in C3 crops. C3 photosynthesis, the simplest type of plant photosynthetic system, exists in most agricultural crops used for human consumption, including canola, soybean, rice wheat and potato. We know C3003 has increased the rate of photosynthetic carbon fixation in our Camelina plants and we have been able to study these plants at the molecular level. Consistent with our initial hypothesis that downstream bottlenecks can be identified, we have found that in high yielding plants expressing C3003, the expression of other genes, including our C3004 trait gene is changed. We have carried out experiments to increase the activity of the C3004 trait gene in Camelina and have shown in growth chamber studies that this results in increased plant vigor, branching and up to a 65% increase in seed yield. We believe the C3004 gene, which may be engineered into crops using genome editing, has the potential to be used alone or be combined with the C3003 trait gene to further increase yield beyond what can be achieved with C3003 alone. We have work ongoing to evaluate the Camelina C3004 gene in canola, soybean and corn.

        In crops having the evolutionarily advanced, more efficient C4 photosynthetic system, including corn, sugarcane and sorghum, the yield is already several-fold higher than in C3 crops. In this case, the hurdle to accomplish step-change increases in seed yield is higher as these crops are already more metabolically efficient. We validated our approach by verifying with experimental results the positive yield impact of three gene targets we identified computationally, which we believe to be an exceptional hit rate. These three yield genes, C4001, C4002 and C4003, significantly increased photosynthetic carbon capture and biomass production in switchgrass, an already high biomass yielding C4 crop. In this case our early experiments have been successful in demonstrating the potential to increase the rate of carbon fixation even in a high yielding C4 crop.

        Plant scientists now have powerful genome editing tools, such as the CRISPR/Cas9 system, that enable single and multi-gene changes to be made in major crops; the challenge is knowing what combinations of genes to edit. We believe Yield10 is in a unique position to expand our learning and discover additional gene targets, or genes that need to be modulated, to optimize the flow of carbon to seed in these plants, and we have made considerable progress on this front.

        Molecular analysis of high yielding plants expressing the global transcription factors has allowed the identification of 71 downstream transcription factors that are differentially expressed in the high yielding lines and are themselves targets for genetic manipulation. The expression of some of these genes is down regulated in the high yielding plants making them potentially promising targets for genome editing through well-known approaches such as CRISPR. We began by validating the predictive impact of three of these trait gene targets in switchgrass and confirmed their function and recently completed the genome editing of the first of these, C4004 in rice. We know the industry has struggled to deploy transcription factors using traditional biotech approaches to improve crops particularly in hybrid corn. However, we are optimistic that we will be more successful introducing our global regulator genes using genome editing and believe that simple gene deletions to eliminate their function, will be significantly easier to implement and translate across crop varieties.

        We believe our integrated GRAIN platform can be used to successfully identify new targets for improving crop yield and are working to leverage the platform in the near-term to secure research and development funding from industry partners.

Fast Field Testing System in Camelina

        One of the challenges the agricultural industry has faced over the years is translating early crop science discoveries into value generating traits. This is in part because most of the plants used for discovery research have not been suitable for studies in the field. In addition, the plant systems used for discovery are not representative of the advanced seed or germplasm used in commercial production which have been subject to decades of intensive breeding to improve yield. The long timelines to progress early discoveries successfully into major crops and generate field data adds to the challenge.

        In 2010, we established a research and development operation in Saskatoon, Canada staffed with leading oilseed researchers. Our team established a model for testing novel trait genes called the "Fast Field Testing" system based on our Camelina oilseed platform. We believe that this system has become a valuable tool for our yield trait discovery and translation effort. Camelina is an industrial oilseed with reasonable field performance providing a robust model for canola and soybean and it is well suited to multi-site field tests and larger scale trials. Camelina is a plant that can be readily genetically modified and bred through the efforts of our skilled staff to deliver genetically stable seed sufficient for planting in field tests. We have shown that we can go from the identification of a potential yield trait gene or combinations of genes to field planting in about 12 months. In our Fast Field Tests, we typically collect and analyze a broad set of data on our transgenic or genome edited plants including parameters such as stand establishment, flowering, maturity, seed weight, seed size, oil content and oil composition. We also perform molecular analysis on plants of interest. We are using our Camelina Fast Field Test system to identify and screen trait genes of interest while deploying them in parallel into crops of commercial interest including canola, soybean, rice, corn and wheat where the timelines to obtain stable plant lines and field data are longer.

Traits in Development

        Yield10 Bioscience has ownership or licensed rights to several crop trait genes and our lead yield trait gene C3003 is currently well-positioned in terms of translation and demonstration in key crops. Yield10 has exclusive rights through ownership or licensing of patent applications, or is preparing patent applications, covering the trait genes listed in the accompanying table.

        We identified the C3000 series of novel yield traits based on establishing new metabolic pathways in crops. We have tested our lead yield trait gene C3003 in Camelina in both greenhouse and field tests and have previously reported results from these studies. We are moving this promising trait forward in additional crops including canola, soybean, corn, sorghum and rice. Our other C3000 series traits may be accessible through genome editing and are being tested in various target crops as well.

        We have also identified the C4000 series of novel yield traits and gene editing targets addressing increases in seed yield and biomass. We have shown that our C4000 series traits, which comprise global regulatory genes discovered through our GRAIN technology platform, may have the potential to significantly enhance photosynthesis and carbon capture in key crops. We are moving members of the C4000 series of traits forward in several crops including wheat, rice, corn and forage sorghum. We are also progressing the C4001 trait gene in rice using our internal resources and we expect to report initial rice data once greenhouse tests have been completed and analyzed.

Novel Yield Trait Gene C3003

        C3003 represents the lead novel yield trait gene in our trait pipeline. C3003 is a scientific discovery made in one of our academic collaborations funded by ARPA-e, a division of the Department of Energy. Our academic collaborator is continuing work to characterize C3003 and some of this work is funded by a DOE grant under which Yield10 is a sub-awardee conducting research supported by the grant.

        C3003 appears to be a unique gene that impacts photorespiration, a biochemical pathway in C3 plants that is responsible for significant losses in yield. Yield10 is progressing the introduction of the C3003 trait gene as well as improvements to the C3003 trait in Camelina, canola, soybean, corn and rice. During 2019 we plan to conduct additional greenhouse and field testing to continue generating yield and agronomic data on C3003 in a variety of important crops.

  Camelina

        We have extensively utilized our Camelina Fast Field Testing Platform to evaluate the mechanism and effect of C3003 in crops. Over the past three growing seasons, 2016-2018, we have produced field-grown seed and field tested numerous stable Camelina seed lines containing first generation C3003, second generation C3003 and certain prototypes of traits related to C3003. Through this work, we have collected important molecular, agronomic and seed yield data that has enabled us to characterize these traits as well as understand important differences in the effects they produce in field-grown plants.

        Our greenhouse and field work with C3003 in Camelina have allowed us to capture data on the performance of the trait. The results from our field tests show that first generation C3003 produces significant improvements in seed yield although the individual seed weight in these lines is decreased as compared to controls, likely due to a change in carbon partitioning in the plant. Field test results for second generation C3003 (seed specific expression of the trait), show improvements in seed yield, harvest index and overall agronomic performance, while also maintaining typical seed size as compared to control plants. There were no significant changes to oil content or oil composition with either version of the trait as compared to control plants. In our 2019 field tests, we saw some indications of drought resistance with C3003, an observation we plan to follow up on in subsequent field tests of this trait.

        Underscoring the value of our Camelina Platform in the evaluation of C3003, our observations around the increases in seed yield along with differences in seed weight have been observed in some of our recent studies with canola and soybean lines. Based on encouraging data obtained in Camelina with first and second generation C3003, we are continuing to progress the evaluation of the C3003 yield trait gene in parallel in various commercial crops including canola, soybean, corn and rice, where we believe step-change increases in seed yield could improve the prospects for global food security and create considerable economic value.

  Canola

        Canola is an important North American oilseed crop harvested for its oil. We are targeting step-changes of 10-20% in the evaluation and development of novel traits to increase seed yield in canola. In our field tests of canola in 2018, we achieved seed yield improvements in some events at the low end of this range (11%), and based on these results, we will progress C3003 into the preliminary commercial development phase in canola in 2019. The key activities to be completed during this phase include development of commercial quality events in elite canola germplasm, execution of multi-site, multi-year field studies and development of regulatory data as appropriate.

        In 2018, we evaluated our second generation C3003 yield trait in canola. In these field tests, we monitored key agronomic and growth parameters of the plants throughout the field test and collected yield data including total weight of harvested seed, individual seed weight and oil content in our transformed plants as compared to control plants. The best second generation C3003 canola lines showed an increase in seed yield of 11 percent as compared to control plants, a statistically significant outcome. In second generation C3003 canola plants, the weight of an individual seed (measured using 1,000 seeds) was similar to control plants, an expected outcome using the second generation version of the C3003 trait.

        In 2019, we plan to conduct additional field tests in Canada with second generation C3003 in canola, pending permitting and other related logistical activities.

        The results we obtained in canola were similar to results obtained in prior studies with Camelina, illustrating that our Fast Field Testing system in Camelina is a valuable tool for effectively screening novel yield trait genes and dynamically adapting our approach to trait development as we work to translate these improvements into commercially important crops.

  Soybean

        Yield10 has limited capabilities related to engineering soybean. However, because soybean is the leading North American oilseed crop, we initiated deployment of both first and second generation C3003 into soybean in 2016 through an academic collaborator. We recognize that the scale of this program is limited and that it will serve mainly to generate research data. Yield10 is currently exploring additional third-party options for conducting soybean transformations to increase the scope of our internal program. In 2017 we generated early greenhouse data and in 2018 we grew C3003 soybean plants at sites in Canada to produce field-grown seed. We expect that additional development work including the generation of more C3003 lines will continue in soybean with our academic collaborator in 2019.

        Preliminary observations based on a small number of events from our greenhouse studies suggest that results for C3003 obtained in Camelina and canola are translating into soybean. First generation C3003 produced seeds with lower individual seed weight while typical individual seed weight was observed with second generation C3003 in soybean. Further, our greenhouse results show that there is an increase in branching in the plants for some of the events tested. This is significant because more branching provides more sites on the soybean plant for seed pods to develop which can be associated with obtaining higher yielding plants.

        In December 2017, we granted a non-exclusive research license to the Monsanto division of Bayer Crop Science to evaluate our novel C3003 and C3004 yield traits in soybean. Under the license, Monsanto is working with C3003 in its soybean program as a strategy to improve seed yield. We anticipate that Monsanto will generate field test data with C3003 pursuant to the research license.

  Corn

        Corn is the highest value commercial row crop grown in the United States. We initiated an early development program in corn in late 2018 with the objective of evaluating novel seed yield and drought tolerance traits in this crop. Under this program, novel traits discovered by Yield10 are being deployed in corn by a third-party agriculture company with proven expertise introducing new traits into corn. The yield traits included in the corn development program are C3003, C3004, and C3011, as well as the transcription factors C4001, C4002, and C4003. This aspect of the development activity is expected to be completed in early 2020. We plan to engage an additional third party to conduct field testing of the novel traits in corn to evaluate the impact on seed yield.

Novel Yield Trait Gene C3004

        We studied the expression of C3003 using information from our Camelina and GRAIN Platforms and, among the discoveries we made, we found that the plant gene C3004 is overexpressed in Camelina plants engineered to express C3003. While the role of C3004 is currently not well understood and we continue to investigate the role of the gene in plant metabolism, we believe that it may have an effect on carbon partitioning in plants. We also believe that, under certain conditions, this effect may potentially be additive with the activity of C3003. Our ongoing research will continue to investigate the activity of C3004 alone and in combination with C3003 to produce increases in seed yield in crops.

        We began our investigation of C3004 in Camelina. We constructed C3004 to increase expression of the gene in Camelina. Stable plant lines were developed and we performed yield studies in a controlled environment growth chamber. In these studies, increased expression of C3004 in Camelina results in a significant increase in plant growth and vigor, increased seed yield, and in some cases increased individual seed weight. In six Camelina plant lines containing C3004, average seed yield (grams/plant) increased by 26 to 65 percent over control plants. We also measured tertiary branching in a subset of plants and found that the increase in seed yield seen in the plants was also accompanied by an increase in tertiary branching. While early stage and based on a small sample of events, the data suggest that C3004 may hold significant promise as a novel yield trait.

        During 2019 we plan to conduct greenhouse and field tests to continue to generate additional seed yield and agronomic data on C3004 in important crops. Based on the initial results obtained using our Camelina platform we plan to expand testing of C3004 in 2019. We also plan to test C3004 in combination with C3003 in Camelina to investigate whether the traits could be additive or synergistic. We have also fast-tracked the deployment of C3004 into canola and corn where we will engineer lines and begin testing to determine if this trait produces improvements in seed yield in other crops. The version of the C3004 trait we tested in our Camelina studies was genetically engineered using recombinant DNA; however, we believe that it may be possible to develop versions of the trait that are genome edited, potentially enabling a path to non-regulated status for C3004 plants under current USDA-APHIS rules.

Oil Enhancing Traits

        With increasing focus on health and wellness, food safety and sustainability in developed countries, we anticipate a rise in demand for new varieties of food and food ingredients with improved nutritional properties. This concept is currently being implemented in agricultural biotechnology, in both canola and soybean that have been modified to alter the composition of the oil produced. High oleic canola and soybean oils are being marketed as "healthier" than other oils; we believe the ability to make similar marketing claims directly to the consumer will be a feature of newly developed products in this space. We expect consumer demand for identity preserved specialty ingredients will rise, and we believe that Yield10's crop yield technologies and crop gene editing targets could be useful in this emerging field.

        Based on our study of metabolic pathways in oilseed crops, we believe there is an opportunity to apply genome editing to significantly increase oil content in oilseed crops including canola, soybean, sunflower and safflower. In cases where the edible oil is the primary economic value driver for the crop or in cases such as high oleic soybean where the crop has been modified to improve the fatty acid profile, increasing oil content is a valuable trait. This potential also extends to Camelina where recent clinical studies have shown that Camelina sativa oil, but not fatty fish or lean fish, improved serum lipid profile in subjects with impaired glucose metabolism. This randomized, controlled study was recently published in the journal Molecular Nutrition and Food Research, U. Schwab, et. al. (2018). Improving the oil content and yield of Camelina seed could make this an attractive crop for producing nutritional oils. In 2017 and 2018, we received confirmation from USDA-APHIS's Biotechnology Regulatory Services (BRS) that two types of our genome-edited Camelina plant lines developed using CRISPR/Cas-9 genome editing technology for increased oil content would be exempt from 7 CFR Part 340 regulations, clearing the way for field testing in the U.S. We developed these genome edited Camelina lines together with our wholly owned Canadian subsidiary, Metabolix Oilseeds, Inc. The first type is based on the inactivation of an enzyme expected to increase seed oil content in Camelina, a trait we have designated as C3008a. The other type is based on the inactivation of three enzymes to enhance the production of oil and is designated as our triple edit, or C3008a, C3008b and C3009 trait containing line. We are currently evaluating combinations of the genome editing targets to optimize oil content in Camelina and canola, and plan to do so in soybean with the objective of having our plant lines designated as non-regulated by USDA-APHIS.

        In 2018 we signed an exclusive global license agreement with the University of Missouri for advanced oilseed technology including C3007 and C3010, which are promising targets involved in oil biosynthesis. We are working to deploy C3007 in oilseed crops with the objective of increasing oil content through methods that could result in a plant line with non-regulated status with USDA-APHIS. We have produced a genome edited version of C3007 in canola and further development and evaluation of the trait is underway.

C4000 Series Traits

        We have used our GRAIN platform to study global transcription factors and identify novel yield traits in the C4000 series. These traits may be powerful regulators of plant growth and represent a potentially valuable resource for identifying genome editing traits for crops. We have recently shown that traits from the C4000 series can significantly increase photosynthetic efficiency as well as aboveground and below ground biomass production in our switchgrass plants.

        In 2018 in the journal Plant Science, we reported that our novel C4001 and C4003 traits have been shown to significantly increase plant biomass yield in switchgrass. Switchgrass plants expressing C4001 resulted in a total increase in biomass of 75-100 percent in leaves and stems as compared to controls. Expression of C4003 in switchgrass resulted in a total increase in biomass of 100-160 percent in leaves and stems as compared to control plants. Increasing biomass yield is important for forage crops such as sorghum, silage corn, and alfalfa.

        We are testing certain of our C4000 series of traits to increase seed yield in wheat, rice, and corn, as well as to increase biomass in forage sorghum. Using internal resources, we have been able to progress the C4001 trait gene in rice and we expect to evaluate initial rice data as soon as it is available. In a collaboration with the National Research Council of Canada we have introduced the C4001 and C4003 traits into wheat and expect to generate performance data from wheat lines in the coming year. With rice and wheat, we do not plan to evaluate traditional biotechnology traits in the field or develop them as products but to use them as a source of new genome editing trait leads. We have completed the editing of the first of the C4004 trait in rice and are currently growing these plants in the greenhouse. Forage Genetics began work with certain of our C4000 series traits through a research license signed in 2018 to assess the potential of our traits to increase biomass in forage sorghum. We also began early development work in late 2018 to assess certain C3000 and C4000 series traits in corn through a third-party agricultural company. We expect the first phase of this work to be completed by early 2020.

        We expect evaluation of C4000 series traits in these target crops will continue to advance in 2019. Traits in this series and the proof points we expect to generate may provide us with an opportunity to selectively partner with others for the development of these traits in major commercial food, feed, and forage crops.

Target Crops

        Our research and early development work in our C3000 and C4000 series traits suggests that our technology may be applicable to a wide range of crops harvested for food and animal feed uses. We believe that if novel yield traits could be successfully developed and commercialized in any of these crops, farmers would be able to improve the productivity of their land to meet rising demand for food and feed, thereby creating significant economic value.

        In considering our strategy to develop our technologies we segregate our trait genes into two classes: trait genes based on using non-plant genes to add new functionality to crops which are by definition GM due to the insertion of foreign recombinant DNA; and trait genes that we may be able to deploy under non-regulated status from USDA-APHIS, which encompass our trait genes that are based exclusively on plant genes. We see the opportunity to deploy our trait technology in a broader set of food and feed crops many of which are not currently GM. We plan to pursue our GM trait genes in crops which are currently GM and where the economics can sustain the cost and timelines for deregulation. We are aware of the current USDA-APHIS GM crop regulation review and the reality that GM likely will remain an issue for some NGO groups regardless of the science. For our GM yield trait genes, we are targeting seed yield increases on the order of 10 to 20 percent over the current elite seed lines, increases which reflect the order of magnitude step-changes necessary to address global food security.

        The crops we are targeting for development are described below.

        Camelina or Camelina sativa is an oilseed crop in limited cultivation in North America and Europe. Camelina has received recent attention as an industrial oilseed for the production of biofuels, novel industrial lipids, and oleochemicals. In addition, its meal has been identified for development as an animal feed supplement and its oil as a fish feed supplement. Recent clinical studies have shown that Camelina sativa oil, but not fatty fish or lean fish improved serum lipid profile in subjects with impaired glucose metabolism-a randomized controlled study published in the journal Molecular Nutrition and Food Research, U. Schwab, et. al. (2018). Improving the oil content and yield of Camelina seed could make this an attractive crop for producing nutritional oils. While it is not currently a commercially significant crop, research suggests that efforts to improve seed yield, oil content and fatty acid composition, and tolerance to heat stress may expand the commercial adoption and cultivation of Camelina.

        Canola or Brassica napus is a cultivar of rapeseed which produces a higher value edible oil favored by consumers because it has a healthier fatty acid profile than corn or soybean oil. The canola crop was developed in Canada where it is primarily grown today with additional acreage grown in the U.S. Currently the vast majority of the canola grown in North America contains two seed enhancement technologies, herbicide tolerance and hybrid seed. Both Roundup Ready (Monsanto, now Bayer) and Liberty-Link (Bayer) varieties of canola are grown and were introduced to the market in 1990s. Approximately 24.7 million acres were planted in Canada and the U.S. in the 2018 growing season. The Canola Council of Canada has set yield goals of 52 bushels/acre for 26 million metric tons of production to meet global market demand for canola by 2025. Yield10 is targeting a 10-20 percent or greater increase in canola seed yield. With a 2017 harvest of 939 million bushels of canola (Statistics Canada) and assuming an average farm gate price of $10.00 per bushel, a 20 percent yield increase in canola represents a total potential added annual value of $1.9 billion that could be shared among the companies in the canola value chain.

        Soybean or Glycine max is an oilseed crop used for food, food ingredients, food additives and animal feed. The soybean can be harvested for oil used in food and industrial applications, and soybean meal is a significant source of protein for use mostly in animal feed but also for direct human consumption. Fermented soy foods include soy sauce and tempeh, and non-fermented food uses include soy milk and tofu. Soybeans are widely cultivated in North and South America, where a majority of the seed planted is genetically modified. An estimated 94.4 million acres of soybean will be planted in the U.S. and Canada in the 2018/2019 growing season. According to the USDA, the U.S., Brazil and Argentina together represent approximately 80 percent of global soybean production. Yield10 is targeting a 20 percent or greater increase in soybean seed yield. Assuming a 2018/2019 U.S. harvest of 4.5 billion bushels (USDA) and an average farm gate price of $10.00 per bushel, a 20 percent yield increase in soybean represents a total potential added annual value of $8.8 billion that could be shared among the companies in the soybean value chain.

        Corn is a crop grown globally and used for animal feed and for producing starch which can be used as a raw material for producing food ingredients and food additives, as well as for use in the production of paper, packaging materials and other items. GM maize was grown for the first time in the U.S. and Canada in 1997. Currently, about 80 percent of maize/corn production in the U.S. is genetically modified. It was estimated that more than 83 million acres of corn were planted in North America in the 2018 growing season. The traits commonly used in today's corn cultivars provide insect resistance and herbicide tolerance. In many GM seeds sold today, these traits are stacked ( "stacked" refers to the practice of adding multiple traits to an elite plant line). Europe has limited production of GM corn, where Spain is a leading producer. In this case, the most widely used GM trait (Bt) protects against the corn borer insect. Special protocols must be followed in Europe to avoid mixing of GM corn with conventional corn. Corn has the more efficient C4 photosynthesis system and Yield10 is targeting a 10 percent yield increase in corn. With a projected 2018/2019 U.S. harvest of 14.4 billion bushels and an average per bushel price of $3.50, a 10 percent yield increase in corn represents a total potential added annual value of $5.1 billion that could be shared among the companies in the corn value chain.

        Rice is the staple food for over 50 percent of the global population. World crop production of rice for 2018/2019 is estimated at approximately 495 million metric tons. Rice is grown in tropical and subtropical regions around the world. Rice cultivation takes place primarily in China, India and

Southeast Asia. Typically, improvements to rice yield have been achieved through traditional plant breeding approaches. Genetic engineering approaches are being investigated to develop rice hybrids and to protect rice from weeds and insect pests. Additional biotechnology approaches are being taken to improve the nutritional value of rice. While Yield10 has not established a target for yield improvement in rice, early work is underway to evaluate the potential of our technologies in this globally important food crop.

        Wheat is a species of grass cultivated broadly worldwide as a staple cereal crop. Wheat requires processing to be used as food, mainly in the form of flour for bread, baked goods and pasta. Wheat may also be used as an industrial starch, as a food additive or as a production component in the textile and paper industries. Improvements to wheat yield have typically been achieved through plant breeding approaches. Wheat production ranks third among U.S. field crops in planted acreage, production and gross farm receipts behind corn and soybeans. The planted area for wheat in the U.S. and Canada combined for 2018/2019 is projected at 64 million acres.

        Forage crops are grown expressly for biomass used for feeding livestock. Typical forage crops include both annual and perennial crops such as various grasses, silage corn, alfalfa and sorghum. Biotechnology traits have been previously introduced into silage corn and alfalfa. Other forage crops could be amenable to gene editing strategies to increase biomass yield per acre. We believe that our technology and traits that increase biomass may have application to forage crops.

Regulatory Requirements

        Since the first successful commercialization of a biotechnology-derived agricultural crop in the 1990s, many new crop varieties have been developed and made available to farmers in the U.S. and worldwide. U.S. farmers have rapidly adopted many of these new biotechnology-derived varieties, so that in 2016, 92 percent of the corn, 93 percent of the cotton and 94 percent of the soybeans planted in the U.S. were varieties produced through traditional forms of genetic engineering. A significant percentage of the production of other crops planted and harvested in the U.S., such as alfalfa, papaya and sugar beet, are also biotechnology-derived.

        Biotechnology-derived or genetically engineered crops are subject to a significant amount of regulation in the U.S. and around the world. Field tests and field trials of such crops need to ensure that traits in development do not escape or mix with native plants, and crops that may be used as human food or animal feed must meet certain safety standards, but government regulations, regulatory systems and the politics that influence them vary significantly among jurisdictions.

        For purposes of this discussion, the term "GE" includes both biotechnology-derived or genetically engineered plants that are modified by the insertion of recombinant DNA ("Traditional Genome Modification") and biotechnology-derived or genetically engineered plants that are modified through the application of more modern techniques of genome editing. We have seed traits that fall within each of these two generalized categories of GE plants, as summarized above under the subheading "Traits in Development."

United States Regulation

        The U.S. Government agencies primarily responsible for overseeing the products of modern agricultural biotechnology are the U.S. Department of Agriculture (USDA), the U.S. Food and Drug Administration (FDA) and the U.S. Environmental Protection Agency (EPA). Depending on its characteristics, a product may be subject to the jurisdiction of one or more of these agencies under the federal government's 1986 Coordinated Framework for the Regulation of Biotechnology, as updated. Regulatory officials from the three agencies regularly communicate and exchange information to ensure that any safety or regulatory issues that may arise are appropriately resolved within the scope of authority afforded to each agency under their respective statutes. Other environmental laws or regulations also may be implicated, depending on the specific product and its potential applications or intended uses. EPA's principal oversight role is for biotechnology-derived products that are intended for use as pesticides or herbicides, under the authorities granted to the agency under the Federal Insecticide, Fungicide, and Rodenticide Act and the Toxic Substances Control Act. Our business strategy is focused on crop yield traits and we have no current plans for the development of pesticide or herbicide GE traits that would be subject to the procedures and requirements of the EPA under these statutes.

        Our seed traits and any future products that are successfully developed containing our seed traits, however, are or will be subject to USDA and FDA regulatory requirements. Those requirements will vary depending on the particular seed trait and the intended use of any product that will be commercialized.

        First, within USDA, the Animal and Plant Health Inspection Service (APHIS) is responsible for protecting agricultural plants from pests, diseases and noxious weeds. Under the Plant Protection Act (PPA), USDA-APHIS has regulatory oversight over products of modern biotechnology that could pose such a risk to domestic agriculture and native plants. Accordingly, USDA-APHIS regulates organisms and products that are known or are suspected to be plant pests or to pose a plant pest risk, including those that have been altered or produced through various genetic engineering techniques. These GE plants are called "regulated articles" in the relevant USDA-APHIS regulations, which are codified at 7 C.F.R. Part 340 ("Part 340"). The PPA and the implementing regulations in Part 340 empower USDA-APHIS to regulate the import, handling, interstate movement and release into the environment of regulated articles, including certain GE organisms undergoing confined experimental use or field trials. Regulated articles are reviewed to ensure that, under the proposed conditions of use, they do not present a plant pest risk by ensuring appropriate handling, confinement and disposal.

        Seed traits developed using Traditional Genome Modification, such as our C3003 yield trait that leverages the biological functions of an algal gene, are regulated under Part 340. Regulated articles are subject to extensive USDA-APHIS oversight, including but not limited to permitting requirements for import, handling, interstate movement and release into the environment.

        If, however, USDA-APHIS determines that a GE plant is unlikely to present a greater plant pest risk than its unmodified counterpart, the newly developed crop will no longer be subject to the permitting and other regulatory processes that are overseen by the agency (i.e., it will no longer be treated as a potential plant pest). Such a determination by the USDA-APHIS is called "non-regulated status" under the Part 340 regulatory framework. The regulations establish detailed procedures for how a developer of a new GE plant may petition USDA-APHIS for a determination of non-regulated status, which is an official agency finding that the particular article is unlikely to pose a plant pest risk and therefore no longer needs to be regulated under Part 340 and the PPA.

        USDA-APHIS conducts a comprehensive science-based review of the petition to assess, among other things, plant pest risk, environmental considerations pursuant to the National Environmental Policy Act, and any potential impacts on endangered species. The duration of the petition process varies based on a number of factors, including the agency's familiarity with similar GE products, the type and scope of the environmental review conducted, and the number and types of public comments received. If, upon the completion of the review, USDA-APHIS approves the petition and the product is no longer deemed a "regulated article," the developer may commercialize the product, subject to any conditions set forth in the USDA-APHIS written decision issued in response to the petition for determination of non-regulated status.

        As previously described, our seed traits developed using Traditional Genome Modification are regulated under Part 340 and are subject to USDA-APHIS permitting requirements. In recent years, however, we and others have submitted various petitions to USDA-APHIS to determine whether particular GE plants developed through the use of different genome editing techniques may be granted non-regulated status under the regulated/non-regulated framework administered by the agency. In general, genome editing approaches to GE trait development have been deemed non-regulated by USDA-APHIS. The USDA also announced in March 2018 that it would not require an assessment on products that used modern forms of mutagenesis if it was clear these outcomes could occur in nature. The USDA stated at that time that it did not "have any plans to regulate plants that could otherwise have been developed through traditional breeding techniques as long as they are developed without the use of a plant pest as the donor or vector and they are not themselves plant pests." This USDA policy statement applies to genetic deletions of any size, which would include genome editing through CRISPR-Cas9 and other emerging technologies, although it remains to be seen how this policy announcement will be implemented by USDA-APHIS and what practical effect that may have on seed trait developers like us and our competitors.

        Historically, changes to the U.S. regulatory paradigm for agricultural biotechnology have been infrequent, are typically preceded by notice, and are most often subject to public comment, but there can be no guarantee that the USDA-APHIS governing regulations and policies will not change.

        We have submitted two petitions under Part 340 for a determination of non-regulated status (also known as the "Am I Regulated?" letter) to USDA-APHIS's Biotechnology Regulatory Services (BRS) in order to confirm that the following two traits designed to increase oil content are not going to be regulated by the agency: (i) the single trait C3008 Camelina plant line, developed using CRISPR genome editing technology for increased oil content; and (ii) the triple-edited Camelina line that combines three gene traits, C3008a, C3008b and C3009, to increase oil production. In both cases, BRS approved our petitions and confirmed that each of these novel plant lines would not be treated as a regulated article.

        To our knowledge, our triple-edited Camelina line, which received non-regulated status from BRS in September 2018, is the first CRISPR-edited triple-trait plant determined by the agency to be non-regulated. Given our business strategy to develop certain multi-trait genome edited plant lines, this achievement should facilitate our ability to put more of our novel yield traits through the petitioning process and the agency's scientifically driven decision-making process, with the expected end result of having more of our traits treated as non-regulated articles under Part 340 (as compared to our seed traits developed using Traditional Genome Modification, which are regulated articles). We expect to continue to make appropriate use of the "Am I Regulated" letter procedures to clarify the regulatory status of our new GE seed traits as they are developed.

        Also, during 2018, we tested the C3008 single-trait Camelina line in a field evaluation that took place in the United States following our receipt of a non-regulated determination for C3008 from BRS the preceding year.

        Separate from the plant breeding and planting issues and USDA-APHIS regulation under Part 340, a GE plant also will be regulated by FDA if it is intended to be used as human food or animal feed. FDA regulates the safety of food for humans and animals, and foods derived from GE plants must meet the same food safety requirements as foods derived from traditionally bred plants (also called conventional foods).

        Since 1992, FDA has had in place a voluntary consultation process for developers of bioengineered food ("Biotechnology Consultations"). Final agency decisions and other information from these Biotechnology Consultations are made publicly available by FDA. Biotechnology Consultations are data-intensive and examine the new food product's safety and nutritional profile, among other issues. Generally, FDA has found that such food products do not pose unique health risks to humans or animals, but if a novel allergen or other distinction from the conventional food is present in the new plant variety, the agency may require specific label statements on the product to ensure that consumers are made aware of material differences between GE and conventional versions. FDA primarily derives its regulatory power from the Federal Food, Drug, and Cosmetic Act, which has been amended over time by several subsequent laws. Among other oversight and inspection responsibilities, FDA regulates ingredients, packaging, and labeling of foods, including nutrition and health claims and the nutrition facts panel. Foods are typically not subject to premarket review and approval requirements, with limited exceptions.

        As part of a broader effort to modernize its regulatory approach to all biotechnology-derived products, FDA is currently re-evaluating its regulatory approach in light of the increasing prevalence of certain genome edited plants. In January 2017, FDA asked for public input to help inform its thinking about human and animal foods derived from new plant varieties produced using genome editing techniques. Among other things, the FDA's request for comments asked for data and information in response to questions about the safety of foods from genome edited plants, such as whether certain categories of genome edited plants present food safety risks different from other plants produced through traditional plant breeding.

        In October 2018, FDA leadership issued a document entitled the "Plant and Animal Biotechnology Innovation Action Plan" ("Action Plan") that identified three key priorities for the agency in this area: 1) advancing human and animal health by promoting product innovation and applying modern, efficient and risk-based regulatory pathways; 2) strengthening public outreach and communication regarding the FDA's approach to innovative plant and animal biotechnology; and 3) increasing engagement with domestic and international partners on biotechnology issues. The Action Plan also stated that FDA has reviewed the comments and other information it received in response to the January 2017 request for comments, and that it intends to develop guidance for the industry explaining how the FDA's existing regulatory policy for foods derived from new plant varieties applies to foods produced using genome editing. The forthcoming draft guidance is expected to be released for public comment in early 2019. FDA also stated in the Action Plan that it intends to begin updating the existing procedures for voluntary Biotechnology Consultations to reflect the agency's 25 years of experience with foods derived from biotechnology plants and to incorporate any additional issues related to genome editing of food crops. Such procedural updates are expected to be developed and implemented over the next two years.

Canadian Regulation

        In Canada, GE crops and the food products into which they are incorporated are regulated by multiple government agencies under a federal framework for the regulation of biotechnology products that is similar to the U.S. system. First, the Canadian Food Inspection Agency (CFIA) is the lead agency for ensuring that a new agricultural biotechnology crop will not pose new risks to Canadian plants, animals and other agricultural commodities. The CFIA's Plant Biosafety Office (PBO) is responsible for conducting environmental assessments of biotechnology-derived plants, referred to as "plants with novel traits" or PNTs. Authority for the PBO includes both approving confined field trials with the PNT through permits and authorizing their "unconfined release" as a first step towards commercialization. PNTs are defined in the Canadian Seeds Regulations as (i) plants into which a trait or traits have been intentionally introduced, and (ii) where the trait is new in Canada and has the potential to impact the environment. The CFIA also has in place a remutation policy, whereby plants containing the same mutation as a previously authorized plant of the same species are included in the authorization of the original PNT and are therefore subject to the same conditions.

        Second, under the Food and Drugs Act and related regulations, Health Canada is responsible for reviewing a pre-market safety assessment that must be submitted by the manufacturer or importer of a "novel food," a term of art that includes any PNT or other or biotechnology-derived foods. The safety assessment should provide assurances that the novel food is safe when prepared or consumed according to its intended use before it enters the Canadian market and food system. A multi-disciplinary team of experts from Health Canada will evaluate the data and information about the novel food and make a determination regarding whether it is safe and nutritious before it can be sold in Canada, as well as whether any restrictions are warranted under applicable law or the product's safety profile. Health

Canada's final decision documents regarding the safety of these novel foods are made available to the public by the government. As in the United States, approval of a PNT or a novel food product does not take into account the method with which such product was produced. Rather, Health Canada employs a product-based (as opposed to a process-based) approach to its regulatory oversight of such emerging foods and food ingredients.

        As the lead agency for public health and safety, Health Canada also works in conjunction with the CFIA on food labeling oversight when it has identified a potential health or safety issues with a food that could be mitigated through labeling or other disclosures. For example, if the biotechnology-derived food contains a new allergen that is otherwise not present in the conventional version of the food, then specific label statements will be required to alert consumers to that important health information. However, the CFIA has primary oversight over non-health issues related to food labeling, packaging, and advertising. Accordingly, the CFIA is the lead agency for ensuring that food labeling, and advertising meet the legal requirements of the Food and Drugs Act, and that labeling representations do not create a potential risk of fraud or consumer confusion and are compliant with Canada's voluntary disclosure standard for GE food ingredients.

        Environment Canada is also available to serve as a regulatory "safety net" if a novel product does not naturally fall within the jurisdiction of the CFIA, Health Canada, or the Pest Management Regulatory Agency that oversees pesticide products.

        Our work involving the development, greenhouse testing and field testing of novel yield trait genes in crop plants requires certain government and municipal permits and we must ensure compliance with all applicable regulations including regulations relating to GE crops. With laboratories and greenhouses in both the U.S. and Canada, we are also subject to regulations governing the shipment of seeds and other plant material (including GE seeds and GE plant material) between our facilities in the U.S. and Canada, including USDA-APHIS permits for the import and export of plant materials that could pose a risk to domestic agriculture.

        Having deployed our own research and development operations in Saskatoon, Canada in 2010, we have been conducting field studies of various yield traits in that country since 2016 under PNT permits issued by Canadian regulators. During 2018, we conducted field studies of C3003 in canola, Camelina and soybean at field sites in Canada.

        Finally, as one of Canada's major field crops, canola in particular is subject to variety registration, which is a regulatory requirement of the Seeds Act and is also administered by the CFIA. Any future sales of our seed traits or products in Canada would be done by a third-party collaborator or other partner, and that third party would be responsible for complying with registration requirements for the canola varieties, if applicable.

Regulation in Other Jurisdictions

        Other jurisdictions and governmental authorities, including in South America and Asia, are increasingly taking an interest in regulating agricultural products of biotechnology. Regulatory approaches vary by jurisdiction, the existing public health framework and phytosanitary laws in the country, and other less tangible factors such as cultural and religious norms that may have an impact on individual country risk assessments and decision-making. We cannot predict future changes in the global regulatory landscape regarding GE plants subjected to Traditional Genome Modification or GE plants subjected to genome editing.

        Further, although U.S. and Canadian regulatory authorities have taken similar approaches to overseeing both traditional biotechnology-derived plants and genome edited plants under their national plant health and biosafety laws, regulation of all GE plants in the European Union (EU) is significantly more stringent than in North America. U.S. and Canadian regulators have also determined that genome edited GE plants pose fewer risks that those subjected to Traditional Genome Modification, while a recent EU legal ruling indicates that the existing European regulations for GE plants modified by the insertion of recombinant DNA should be strictly applied to genome edited plants at well. There is thus a sharp distinction between how European and North American regulatory agencies oversee novel seed traits, including those that are generated using the more modern techniques of genome editing. It is possible that emerging oversight regimes for GE products in other jurisdictions could follow the EU approach and impose similar strict requirements for the release of such products into the environment and their incorporation into human food or other consumer products.

        Regulation of biotechnology-derived products in the EU is primarily based on Directive 2001/18/EC (the "2001 EC Directive"). The 2001 EC Directive defines "genetically modified organisms" (GMOs) broadly as "organism[s], with the exception of human beings, in which the genetic material has been altered in a way that does not occur naturally by mating and/or natural recombination." In July 2018, the Court of Justice of the European Union (CJEU) issued an important ruling clarifying that the 2001 EC Directive and its pre-market authorization and associated risk assessment requirements required for such "GMOs" should also apply in full to organisms developed using more modern "directed" mutagenesis techniques.

        This July 2018 CJEU decision is being interpreted to cover all modern genome editing tools such as CRISPR-Cas9, TALEN and oligonucleotide-directed mutagenesis. This recent clarification by the CJEU regarding the scope of EU regulations suggests that novel seed trait developers who are seeking to bring genome edited seed traits to commercial markets in the EU will face hurdles comparable to what has historically been required in Europe for introducing and commercializing Traditional Genome Modification traits.

        Although we are not currently targeting European markets for the development or commercialization of our products, the EU approach to regulating GE plants without regard to the scientific distinctions between Traditional Genome Modification and directed genome editing could be adopted by emerging oversight regimes for GE products in other jurisdictions. There is no guarantee that countries for which we may have or may develop future marketing plans would not take a stricter legal and regulatory approach to controlling GE plants similar to that of the EU.

License Agreement with the University of Massachusetts

        Pursuant to a license agreement with the University of Massachusetts ("UMASS") dated as of June 30, 2015, we have an exclusive, worldwide license under certain patents and patent applications, including issued patents covering our yield trait gene C3003, relating to the manufacture of plants with enhanced photosynthesis. The agreement provides an exclusive, worldwide license to make, have made, use, offer for sale, sell, have sold and import any transgenic plant seed or plant grown therefrom or transgenic plant material developed for sale to a farmer or grower for planting in the field, which transgenic plant seed or plant grown therefrom or transgenic plant material is covered by, embodies or is derived from (in whole or in part) one or more issued or pending claims of the licensed patents or patent applications.

        We are required to use diligent efforts to develop licensed products throughout the field of use and to introduce licensed products into the commercial market. In that regard, we are obligated to fulfill certain development and regulatory milestones relating to C3003, including completion of multi-site field demonstrations of a crop species in which C3003 has been introduced, and filing for regulatory approval of a crop species in which C3003 has been introduced within a specified period. Our failure to achieve any milestone provided for under the agreement would, if we are unable to reach agreement with UMASS as to a potential adjustment of the applicable milestone, give UMASS the right to terminate the agreement, following a notice period.

        We are obligated to pay UMASS milestone payments relating to any regulatory filings and approvals covered by the agreement, royalties on any sales of licensed products following regulatory approval, as well as a percentage of any sublicense income related to the licensed products.

        We may terminate the agreement at any time upon 90 days prior written notice to UMASS. Either party may terminate for material breach immediately upon written notice for a breach that is not cured within 60 days after receiving written notice of the breach. In addition, UMASS may terminate this agreement with respect to certain patent rights immediately upon written notice in the event we contest the validity or enforceability of such patent rights.

License Agreement with the University of Missouri

        Pursuant to a license agreement with the University of Missouri ("UM") dated as of May 17, 2018, we have an exclusive, worldwide license to two novel gene technologies to boost oil content in crops. Both technologies are based on significant new discoveries around the function and regulation of Acetyl-CoA carboxylase ("ACCase"), a key rate-limiting enzyme involved in oil production. The first technology, named C3007, is a gene for a negative controller that inhibits the enzyme activity of ACCase. The second technology, named C3010, is a gene which, if over-expressed, results in increased activity of ACCase.

        We are required to use reasonable efforts to develop licensed products throughout the licensed field and to introduce licensed products into the commercial market. In that regard, we are obligated to fulfill certain research, development and regulatory milestones relating to C3007 and C3010, including completion of multi-site field demonstrations of a crop species in which C3007 and C3010 have been introduced, and filing for regulatory approval of a crop species in which C3007 and C3010 have been introduced within a specified period. Our failure to achieve any milestone provided for under the license agreement would, if we are unable to reach agreement with UM as to a potential adjustment of the applicable milestone, give UM the right to terminate the license agreement or render it nonexclusive.

        We are obligated to pay UM a license execution payment, milestone payments relating to any regulatory filings and approvals covered by the license agreement, royalties on any sales of licensed products following regulatory approval, as well as a percentage of any sublicense royalties related to the licensed products.

        We may terminate the license agreement at any time upon 90 days' prior written notice to UM. Either party may terminate the license agreement upon written notice for a breach that is not cured within 30 days after receiving written notice of the breach. In addition, UM may terminate the license agreement with respect to certain patent rights immediately upon written notice in the event we contest the validity or enforceability of such patent rights.

Agricultural Industry Landscape

        Following advances in biotechnology in the 1970s through early 1990s, the first genetically modified ("GM") crops were commercially introduced in the U.S. in the years 1994 and 1995. Today, the U.S. leads the world in the adoption of GM crops in terms of crop value and acreage planted. GM crops have had both their supporters and their detractors over the years. Consumer sentiment including concerns about the safety of GM crops have limited the introduction and adoption of GM crops in Europe. However, recent studies by the National Academy of Science continue to support the 20 year history of safe use of GM crops.

        The International Service for the Acquisition of Agri-Biotech Applications (ISAAA), an industry research group, reported that 457 million acres worldwide were planted with GM crops in 2016, the most recent year where data is available. The planting of GM crops is centered in the Americas with

North America at approximately 45 percent of the acres and South America at approximately 43 percent. China and India follow with approximately 8 percent and the balance of the total worldwide GM crop acreage in 2016 was planted in European Union and the rest of world. The primary GM crops in the U.S. are corn, soybean, cotton and sugar beet. In Canada, the oilseed crop canola is the primary GM crop. Cotton is the primary GM crop grown in India and China.

        In contrast to the Americas, the European Union has been resistant to the adoption of GM crops and has relied heavily on plant breeding programs for capturing crop yield improvements over the last 20 years. In 2016, Spain was the largest producer of GM crops in Europe, based on cultivation of GM corn representing approximately 20 percent of the country's crop that year. Certain GM crops have been approved for cultivation in some European countries, while other countries have imposed outright bans on cultivation of GM crops.

        According to the market research firm, Research and Markets, the total global seed business was estimated at $68 billion in 2017 and is projected to grow to more than $100 billion by 2022. According to an ISAAA report, the global GM seed business represented a $17.2 billion market in 2017 and biotech crops were grown on approximately 469 million acres that year. The traits being commercialized today by the agricultural industry mainly address crop protection, which involves preventing crop damage by weeds, insects and other pests that lower expected crop yield. As technology has advanced, "trait stacking," or the practice of adding multiple traits to an elite plant line, has become commonplace as a strategy to protect yield. As the industry has developed, the practice of inter-licensing traits between research and development driven seed companies has led to a proliferation of branded seed products on the market today.

        The GM seed business is dominated by large multinational companies and their subsidiaries including BASF, Bayer Crop Science, DowDuPont, Syngenta and AgReliant. These companies have significant resources, experience and track records of successfully developing, testing and commercializing high performing seed lines as well as new traits for GM crops. They offer farmers conventional and biotechnology seeds as well as crop protection chemicals, biologicals, fertilizers and other products and technologies aimed at supporting the on-farm efficiency of managing crops in the field as well as managing the overall cost of crop production to successful harvest. Many of these companies were recently involved in consolidation of the sector with the DowDuPont merger, the acquisition of Syngenta by ChemChina, and the acquisition of Monsanto by Bayer in 2018.

        Privately owned, U.S. retail seed companies play a key role in the industry by developing, marketing and selling high performing seed to U.S. farmers. These companies include Beck's Hybrids and Stine Seed. These companies have capabilities in both biotechnology and plant breeding. They source traits from the multinational companies and input these traits into elite plant germplasm to produce seeds optimized for a variety of soil, climate and field conditions. Both companies offer a broad arrange of GM corn and soybean products to their customers.

        Recent advances in biotechnology including gene editing have led to the formation of companies focusing on yield trait discovery, biologicals for pest control, agbiome strategies and precision agriculture. There are startups, privately held and publicly traded companies involved in this space. Such companies include AgBiome, Arcadia Biosciences, Benson Hill Biosystems, BioCeres, Calyxt, Cibus, Evogene, Inari, Indigo, Kaiima, and Marrone Bio Innovation, many of which have greater resources and experience than we have.

Intellectual Property

        Our continued success depends in large part on our proprietary technology. As of February 28, 2019, we owned or held exclusive rights to 17 pending patent applications worldwide related to advanced technologies for increasing yield in crops. Our portfolio of patent applications includes plant science technologies we have in-licensed globally and exclusively from the University of Massachusetts and North Carolina State University related to the yield trait gene C3003 and other advanced technologies based on advanced metabolic engineering methods to improve carbon capture and selectively control carbon partitioning in plants. Our portfolio of patent applications also includes advanced technologies for oilseed crops we in-licensed globally and exclusively from the University of Missouri in 2018 related to the yield trait genes C3007 and C3010.

        We continue to seek, develop and evaluate new technologies and related intellectual property that might enhance our Company's business strategy, industry position or deployment options.

Employees

        As of February 28, 2019, we had 22 full-time employees. Of those employees, 18 were in research and development. Among our staff, 9 hold Ph.D.'s and 10 hold masters' or bachelors' degrees in their respective disciplines. Our technical staff has expertise in the following areas: plant genetics, plant biology, microbial genetics, bioinformatics, metabolic engineering and systems biology. Our headquarters are located in Massachusetts, and we maintain a research and development facility, including greenhouse facilities, in Saskatoon, Canada. None of our employees are subject to a collective bargaining agreement. We consider our relationship with our employees to be good.

DESCRIPTION OF CAPITAL STOCK

General

        The following summary of our capital stock is based on certain provisions of our amended and restated certificate of incorporation and bylaws and on the applicable provisions of the Delaware General Corporation Law, or DGCL. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions our amended and restated certificate of incorporation and bylaws and the DGCL. For information on how to obtain copies of such documents, please refer to the heading "Where You Can Find More Information" in this prospectus.

        Our authorized capital stock consists of 65,000,000 shares, with a par value of $0.01 per share, of which:

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  60,000,000 shares are designated as Common Stock; and

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  5,000,000 shares are designated as undesignated preferred stock.

        As of February 28, 2019, we had outstanding 10,046,557 shares of Common Stock, held of record by 35 stockholders, and no shares of preferred stock. In addition, on February 28, 2019, we had outstanding options to acquire 1,744,475 shares of Common Stock and outstanding unvested restricted stock units covering 7,101 shares of Common Stock.

Common Stock

        The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

        Our certificate of incorporation, as amended and restated, authorizes us to issue up to 5,000,000 shares of $0.01 par value undesignated preferred stock. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. As of February 28, 2019, no preferred stock was issued or outstanding.

Warrants

        As of February 28, 2019, we had warrants outstanding to purchase 7,433,084 shares of our Common Stock.

Anti-Takeover Provisions

        Certain provisions of the DGCL and our amended and restated certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our company. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage anyone seeking to acquire control of our company to first negotiate with our board of directors. These provisions might also have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests. However, we believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, because, among other reasons, the negotiation of such proposals could result in improving their terms.

Amended and Restated Certificate of Incorporation and Bylaw Provisions

        Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of our company or preventing changes in our management, including the following:

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  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights, preferences and privileges designated from time to time by our board of directors without further action by stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of Common Stock.

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  Size of the Board of Directors and Filling Vacancies.  The number of directors constituting our board of directors may be set only by resolution adopted by a majority vote of our entire board of directors. Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board of directors, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

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  Classified Board.  Our board of directors is divided into three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

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  No Cumulative Voting.  Our amended and restated certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion, or all of its shares for one or more candidates. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat.

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  Removal of Directors.  Directors can only be removed by our stockholders for cause and removal of a director will require a 75% stockholder vote.

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  No Written Consent of Stockholders.  All stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Stockholders may not take action by written consent in lieu of a meeting. The inability of stockholders to take action by written consent means that a stockholder would need to wait until the next annual or special meeting to bring business before the stockholders for a vote.

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  Special Meetings of Stockholders.  Special meetings of our stockholders may be called only by our board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of our stockholders.

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  Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. These procedures provide that notice must be given in writing not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. These procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

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  Amendment to Amended and Restated Certificate of Incorporation and Bylaws.  Any amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and bylaws requires a 75% stockholder vote. Provisions requiring such supermajority vote include, among other things, any amendment, repeal or modification of the provisions relating to the classification of our board of directors, the requirement that stockholder actions be effected at a duly called annual or special meeting of our stockholders and the designated parties entitled to call a special meeting of our stockholders.

Section 203 of the DGCL

        We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless it satisfies one of the following conditions:

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  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

        In general, Section 203 defines "business combination" to include the following:

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  at or subsequent to such time that the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation with an aggregate market value of 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all of the outstanding stock of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the stockholder's affiliates and associates (as defined in Section 203), beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Treatment of Options Upon Change of Control

        In general, under the terms of our Stock Option and Incentive Plans and our executive employment agreements, in the event of certain change in control transactions, if the successor corporation does not assume our outstanding options or issue replacement awards, or if an optionholder's employment is involuntarily terminated in connection with such change in control, the vesting of the options outstanding under such plans will accelerate.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent's telephone number is (718) 921-8300.

Stock Exchange Listing

        Our Common Stock is listed on the Nasdaq Capital Market under the symbol YTEN.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal tax consequences relating to the acquisition, ownership and disposition of our Common Stock by non-U.S. holders (as defined below). This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, rulings and judicial decisions, all as in effect on the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. There can be no assurance that the U.S. Internal Revenue Service (the "IRS"), will agree with the statements herein.

        A "U.S. holder" means a beneficial owner of our Common Stock that is for U.S. federal income tax purposes:

  •
  a citizen or individual resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if (1) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) a valid election to be treated as a U.S. person is in effect under the relevant Treasury regulations with respect to such trust.

        A "non-U.S. holder" means a beneficial owner of our Common Stock that is neither a U.S. holder nor a partnership (including an entity that is treated as a partnership for U.S. federal income tax purposes).

        This discussion deals only with our Common Stock held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income and estate tax consequences that may be relevant to a non-U.S. holder in light of such holder's particular circumstances, nor does it deal with special situations, such as:

  •
  tax consequences to non-U.S. holders who may be subject to special tax treatment, such as banks and other financial institutions, insurance companies, partnerships or other entities treated as pass-through entities for U.S. federal income tax purposes, certain former citizens or residents of the United States, "controlled foreign corporations", "passive foreign investment companies", corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt entities, common trust funds, certain trusts, hybrid entities, foreign governments, international organizations and dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  tax consequences to persons holding our Common Stock as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

  •
  any gift tax consequences;

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  alternative minimum tax consequences, if any; or

  •
  any U.S. state or local or foreign tax consequences.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner or member in the partnership generally will depend upon the status of the partner or member and the activities of the partnership. Prospective investors that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income and estate tax considerations to them and their partners or members of holding our Common Stock.

        THIS DISCUSSION IS NOT A LEGAL OPINION. IF YOU ARE CONSIDERING THE ACQUISITION OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, THE EFFECT OF ANY CHANGES IN APPLICABLE TAX LAW, AND YOUR ENTITLEMENT TO BENEFITS UNDER AN APPLICABLE INCOME TAX TREATY.

Distributions on Common Stock

        We do not expect to declare or make any distributions on our Common Stock in the foreseeable future. If we make a distribution of cash or other property (other than certain pro rata distributions of our Common Stock) in respect of our Common Stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder's adjusted tax basis in our Common Stock, and thereafter will be treated as capital gain. Subject to the discussion of backup withholding and FATCA below, distributions treated as dividends on our Common Stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or appropriate substitute or successor form) certifying its entitlement to benefits under the treaty.

        If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an applicable tax treaty so provides, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States), the dividend will not be subject to U.S. federal withholding tax (so long as the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI (or appropriate substitute or successor form), to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis at regular U.S. federal income tax rates in substantially the same manner as U.S. persons. Dividends received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes and which are effectively connected with the conduct of a U.S. trade or business (and which are not eligible, under the business profits article of an applicable tax treaty, for an exemption from U.S. taxation for business profits that are not attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States (herein not "Treaty Exempt")) may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

        A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Sale, Exchange or Other Disposition of Common Stock

        Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding tax) on gain realized on the sale, exchange or other disposition of our Common Stock unless:

  •
  such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition, and certain other conditions are met;

  •
  such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and is not Treaty Exempt; or

  •
  we are or have been a "United States real property holding corporation", or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year testing period ending on the date of such disposition and the non-U.S. holder's holding period of our Common Stock, and certain other conditions are met.

        Gain realized by a non-U.S. holder that is effectively connected with such non-U.S. holder's conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

        Generally, a corporation is a USRPHC if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide (domestic and foreign) real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). For this purpose, real property interests generally include land, improvements and associated personal property. We believe that we are not currently a USRPHC for this purpose. If we were a USRPHC during the applicable testing period, non-U.S. holders owning (directly or indirectly) more than 5% of our Common Stock generally would be subject to U.S. federal income tax on the gain realized on the sale, exchange or disposition of our Common Stock, which would be treated as income effectively connected with a U.S. trade or business (and taxable as discussed above). Even if we were a USRPHC during the testing period, U.S. federal income tax would not apply to gain realized on the sale, exchange or disposition of our Common Stock by a non-U.S. holder that owns (directly or indirectly) 5% or less of our Common Stock so long as our Common Stock is "regularly traded on an established securities market" within the meaning of the applicable U.S. Treasury regulations. Prospective investors should be aware that no assurance can be provided that our Common Stock will be so regularly traded when a non-U.S. holder sells our Common Stock.

Information Reporting and Backup Withholding

        Dividends and proceeds from the sale, exchange or other disposition of our Common Stock are potentially subject to backup withholding at the applicable rate. In general, backup withholding will not apply to dividends on our Common Stock paid by us or our paying agents, in their capacities as such, to a non-U.S. holder if the holder has provided the required certification that it is a non-U.S. holder, such as by providing an IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (or appropriate substitute or successor form) and neither we nor our paying agent has actual knowledge (or reason to know) that the holder is a U.S. holder that is not an exempt recipient.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is furnished on a timely basis to the IRS.

        Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act (generally referred to as "FATCA"), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to "foreign financial institutions" (which are broadly defined for this purpose and generally include investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. Payments subject to withholding tax under FATCA include dividends on common stock of U.S. corporations (such as our Common Stock). Although under the Code payments subject to withholding tax under FATCA also include the gross proceeds of a disposition of stock (including a liquidating distribution from a corporation) or debt instruments, in each case with respect to any U.S. investment, proposed Treasury Regulations published on December 18, 2018, provide that such gross proceeds are not "withholdable payments" under FATCA and therefore not subject to withholding tax. Such proposed Treasury Regulations provide that Taxpayers generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of amounts withheld. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the potential application and impact of these requirements based upon their particular circumstances.

U.S. Federal Estate Tax

        Common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

PLAN OF DISTRIBUTION

        Ladenburg Thalmann & Co. Inc., which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the investment banking agreement dated March 5, 2019. The placement agent is not purchasing or selling any of the shares of our Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our Common Stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Common Stock offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors.

        We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

        We have agreed to pay the placement agent a placement agent's fee equal to 8% of the aggregate purchase price of the shares of our Common Stock sold in this offering. Jack W. Schuler, an existing stockholder, and entities affiliated with him have agreed to purchase an aggregate of 983,951 shares of our Common Stock in this offering. The placement agent will receive a fee of 3% of the aggregate purchase price of the shares of our Common Stock sold to Mr. Schuler and entities affiliated with him in this offering.

        The following table shows the per share and total cash placement agent's fees we will pay to the placement agent in connection with the sale of the shares of our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby and that an aggregate of 983,951 of the shares are purchased by Mr. Schuler and entities affiliated with him.

	Per Share	Total
Public offering price	$1.2101	$2,930,453.19
Placement agent fees(1)	$0.0722	$174,902.30
Proceeds, before expenses, to us	$1.1379	$2,755,550.89

(1)
In addition, we have agreed to reimburse the placement agent's actual out-of-pocket expenses up to $30,000.

        We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $148,000.

        We have also agreed that if within six months following the closing of this offering we propose to effect a further financing using an underwriter or placement agent with investors other than those specified in the investment banking agreement dated March 5, 2019, we will offer to the placement agent a five business days right of first refusal to act as lead or co-lead placement agent or underwriter in such financing.

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

  •
  may not engage in any stabilization activity in connection with our securities; and

  •
  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

        The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

        Our shares are listed on the Nasdaq Capital Market under the symbol YTEN.

Other Relationships

        The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. We have not paid the placement agent any compensation in the 180 days prior to the date of this prospectus supplement, and we have no current arrangements or expectation to pay the placement agent any compensation (other than in connection with this offering) within the next 90 days.

Lock-up Agreements

        Our officers, directors and each of their respective affiliates and associated persons have agreed with the placement agent to be subject to a lock-up period of 30 trading days following the date of the placement agency agreement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed to similar lock-up restrictions on the issuance and sale of our securities for 30 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period under the director and officer lock up agreements is subject to an additional extension to accommodate for our reports of financial results or material news releases. The placement agent may, in its sole discretion and without notice, waive the terms of any of the director and officer lock-up agreements.

LEGAL MATTERS

        Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Ellenoff Grossman & Schole LLP has acted as counsel for the placement agent.

EXPERTS

        The consolidated financial statements of Yield10 Bioscience, Inc. as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017, incorporated in this Prospectus by reference from the Yield10 Bioscience, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

YIELD10 BIOSCIENCE, INC.

$25,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

        This prospectus relates to common stock, preferred stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $25,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

        Our common stock is traded on The NASDAQ Capital Market under the symbol "YTEN."

        These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

        As of March 20, 2017, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $3,833,886, based on 28,402,471 shares of outstanding common stock, of which 10,361,855 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 of this prospectus. We may include additional risk factors in an applicable prospectus supplement under the heading "Risk Factors." You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

        Our principal executive office is at 19 Presidential Way, Woburn, Massachusetts 01801, and our telephone number is (617) 583-1700. The date of this prospectus is April 12, 2017.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY DOCUMENT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $25,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" carefully before making an investment decision.

        Unless the context otherwise requires, in this prospectus, "Yield10," "the Company," "we," "us," "our" and similar names refer to Yield10 Bioscience, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) contain statements with respect to the Company which constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "could," "seek," "intends," "plans," "estimates," "anticipates" or other comparable terms. These forward looking statements include, but are not limited to, statements concerning potential future collaborations and objectives for research and development, product development, and commercialization of current and future products. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in "Risk Factors" in any prospectus supplement and in the documents incorporated by reference herein or therein.

        We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

        You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

ABOUT YIELD10 BIOSCIENCE, INC.

Overview

        Yield10 Bioscience, Inc. is an agricultural bioscience company focusing on the development of new technologies to enable step-change increases in crop yield to enhance global food security. According to a United Nations report, food production must be increased by over 70 percent in the next 35 years to feed the growing global population, which is expected to increase from 7 billion to more than 9.6 billion by 2050. During that time period, there will be a reduction in available arable land as a result of infrastructure growth and increased pressure on scarce water resources. Harvestable food production per acre and per growing season must be increased to meet this demand.

        Yield10 is using two proprietary advanced biotechnology trait gene discovery platforms to improve fundamental crop yield through enhanced photosynthetic carbon capture and increased carbon utilization efficiency to increase seed yield. These platforms are based on the principle that plants which capture and utilize carbon more efficiently will enable more robust crops capable of increased seed yield. Yield10 is working to develop, translate and demonstrate the commercial value of new genetically engineered yield trait genes in major crops and to identify additional genome editing targets for improved crop performance in several key food and feed crops, including canola, soybean, rice and corn. Yield10 Bioscience is headquartered in Woburn, Massachusetts and has an additional agricultural science facility with greenhouses in Saskatoon, Saskatchewan, Canada.

        Yield10 was founded as Metabolix, Inc. in 1992 and originally focused on redirecting carbon flow in living systems to produce bioplastics and biobased chemicals. In 1997, Metabolix started a crop science research program with the intent to produce the microbial bioplastic polyhydroxybutyrate ("PHB") in high concentration in the seeds of oilseed crops or in the leaves of biomass crops where it acts as an additional carbon sink or carbon store. As we made progress on our crop program, we learned that the rate of carbon supply from photosynthesis was a bottleneck and we initiated a series of exploratory programs to develop new technologies to fundamentally increase the plants' ability to fix and capture more carbon. These early research programs resulted in the establishment of our crop yield trait gene discovery platforms and the identification of a series of promising proprietary yield trait genes.

        Based on encouraging early results from these gene discovery programs, we refocused our crop science efforts to yield improvement in major food and feed crops in 2015 and rebranded the effort as Yield10 Bioscience. In 2016, we sold our biopolymers assets and restructured the Company around our crop science mission. In January 2017, we completed this transition and changed the name of the company to Yield10 Bioscience, Inc. We are developing proprietary, breakthrough plant biotechnologies to improve crop productivity and seed yield based on two proprietary discovery platforms:

  •
  the "Smart Carbon Grid for Crops Platform,"—in which we are working to eliminate bottlenecks in plant photosynthesis and carbon metabolism by harnessing new metabolic capabilities from non-plant systems including microbes and algae; and

  •
  the "T3 Platform,"—in which we have identified three powerful global regulator genes in plants which control complex regulatory networks and gene cascades resulting in step-change increases in photosynthetic carbon fixation and biomass yields. Molecular genomic analysis of high yielding plants developed using these genes has identified a series of additional crop trait gene targets. Genetic engineering of this new series of crop trait gene targets can be accomplished using only DNA sequences from the crop target species or through genome editing potentially reducing regulatory costs and timelines.

        In our work to date, our team has demonstrated step-change yield increases in Camelina seed production and in switchgrass biomass production. We are currently progressing the development of our lead yield trait genes in canola, soybean, rice and corn to provide step-change crop yield solutions for enhancing global food security.

        With these two platforms, we have established a series of proprietary trait genes to enhance carbon dioxide capture and fixation in both C3 and C4 photosynthetic plants for yield improvement. C3 photosynthesis, the simplest type of plant photosynthetic system, exists in most agricultural crops used for human consumption, and includes canola, soybean, rice, wheat and potato. C4 photosynthesis is a more complex system. Plants using the C4 system have evolved an additional distinctive cellular structure, in which carbon dioxide is concentrated for the main photosynthesis enzyme RUBISCO through a series of metabolic and metabolite transports known as the C4 pathway. Corn and sugarcane are part of the C4 photosynthetic plant family. In general, C4 photosynthetic plants have up to five times inherently higher plant yield than plants in the C3 photosynthetic family. This difference in plant yield is a result of evolution, which has led plant scientists to consider the possibility that new genetic enhancements can be created to fundamentally improve the photosynthetic system in C3 plants.

        Over the last 18 months, we have consolidated our crop science intellectual property position with approximately ten patent filings in prosecution, identified additional novel gene targets for improving crop performance and yield through genetic engineering or genome editing, formed a scientific advisory board with leaders in plant science, conducted several greenhouse studies and conducted our first Fast Field Testing of traits from our "Smart Carbon Grid for Crops" discovery platform. We have reported encouraging data for our lead yield trait gene, C3003 in Camelina from greenhouse and field tests and are conducting additional studies in Camelina, canola, soybean and rice.

        Crop yield is the primary driver of the agriculture value chain. Yield can make the difference between a profitable season and losses for growers. As such, technologies to protect crop yield or increase it are the primary determinant of the seed the growers buy for planting at the start of the season. This in turn determines both revenue and market share for the major seed players. Yield10's goal is to discover, optimize and translate our yield trait gene innovations into major food and feed crops and demonstrate the economic value to growers and seed companies. In all cases our trait genes will be introduced using genetic engineering technologies either to introduce new genes, to introduce additional copies of genes from the same crop species with modified regulatory sequences from that crop species or by using genome editing technologies to reduce or eliminate the function of specific plant gene targets in individual crops. The method by which we deploy our yield trait genes has significant regulatory implications, which, in turn can affect the timelines and cost of their commercialization. We intend to create high-value assets in the form of proprietary yield gene technologies and to de-risk these assets by progressing them along the path to commercial development with increasingly larger scale field tests and multi-site field trials in major crops. We are deploying our yield trait genes into canola, soybean and corn. We are engineering these traits into the major crops with the goal that they will be suitable for the regulatory approval process and in crop varieties (germplasm) such that our traits can be readily introduced into the industry's elite crop lines by plant breeding.

Liquidity and Capital Resources

        The Company held unrestricted cash, cash equivalents and investments of $7,309,000 at December 31, 2016. We believe that these resources will be sufficient to meet our projected operating requirements into the fourth quarter of 2017. We have recently changed the focus of our business and are developing disruptive technologies for step-change improvements to crop yield to enhance global food security. We continue to face significant challenges and uncertainties in this new and developing area and, as a result, our available capital resources may be consumed more rapidly than currently expected due to: (a) increases in costs and operating expenses related to research and development activities; (b) changes we may make to the business that affect ongoing operating expenses; (c) additional changes we may make to our business strategy; (d) changes in our research and development spending plans; and (e) other items affecting our forecasted level of expenditures and use of cash resources. Accordingly, we will need to raise additional funds to support our operating and capital needs. We will attempt to obtain additional funding through public or private financing, collaborative arrangements with strategic partners, or through additional credit lines or other debt financing sources to increase the funds available to support operations. However, there is uncertainty regarding whether we can successfully execute these actions, and we can provide no assurance that we will be able to do so. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. Without additional funds, we will be forced to delay, scale back or eliminate some of our research and development activities or other operations and potentially delay product development in an effort to provide sufficient funds to continue our operations. If any of these events occurs, our ability to achieve our development goals would be adversely affected.

CORPORATE INFORMATION

        We were incorporated in Massachusetts in June 1992 under the name of Metabolix, Inc. In September 1998, we reincorporated in Delaware. On January 9, 2017, we changed our name to Yield10 Bioscience, Inc. Our principal executive offices are located at 19 Presidential Way, Woburn, Massachusetts 01801, and our telephone number is (617) 583-1700. Our internet website is www.yield10bio.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as reports relating to our securities filed by others pursuant to Section 16 of such act, are available through the investor relations page of our Internet website free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the "SEC"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Yield10 and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of these securities for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-laws, which we refer to as our By-laws, each of which is incorporated by reference into the registration statement of which this prospectus is a part and, with respect to any new shares of preferred stock, the certificate of designation which will be filed with the SEC for each new series of preferred stock we may designate, if any.

General

        We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        We have 255,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 250,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. The authorized shares of common stock and undesignated preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

        As of March 20, 2017, there were 28,402,471 shares of our common stock outstanding held by 44 stockholders of record.

        Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. However, each outstanding share of our common stock currently has attached to it one Preferred Stock Purchase Right issued under the shareholder rights plan, which is summarized below. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Except as described below in "Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law," a majority vote of common stockholders is generally required to take action under our certificate of incorporation and by-laws.

Preferred Stock

        Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of our company and might harm the market price of our common stock. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

        Our board of directors will make any determination to issue such shares based on its judgment as to our company's best interests and the best interests of our stockholders.

Provisions of our Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

        Our certificate of incorporation and by-laws includes a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

        Board Composition and Filling Vacancies.    In accordance with our certificate of incorporation, our board is divided into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

        No Written Consent of Stockholders.    Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

        Meetings of Stockholders.    Our by-laws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our by-laws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

        Advance Notice Requirements.    Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

        Amendment to By-Laws and Certificate of Incorporation.    As required by the Delaware General Corporation Law, any amendment of our certificate of incorporation must first be approved by a majority of our board of directors and, if required by law or our certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, directors, limitation of liability and the amendment of our by-laws and certificate of incorporation must be approved by not less than 75% of the outstanding shares entitled to vote on the amendment, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our by-laws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the by-laws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares entitled to vote on the amendment, or, if the board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

        Blank Check Preferred Stock.    Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.

        Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

        We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

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  whether common stock, preferred stock, or warrants for those securities will be offered under the stockholder subscription rights;

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  the price, if any, for the subscription rights;

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  the exercise price payable for each security upon the exercise of the subscription rights;

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  the number of subscription rights issued to each stockholder;

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  the number and terms of the securities which may be purchased per each subscription right;

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  the extent to which the subscription rights are transferable;

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  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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  if appropriate, a discussion of material U.S. federal income tax considerations; and

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  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, preferred stock, warrants, rights or purchase contracts for the purchase of common stock or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions of the governing unit agreement that differ from those described below; and

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants," "Description of Rights" and "Description of Purchase Contracts" will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

PLAN OF DISTRIBUTION

        We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters' compensation, the public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

        If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering by selling more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

        Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of such securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

        The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale, such as in an at-the-market offering or arrangement. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

        Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended, also referred to in this prospectus as the "Securities Act") of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

        Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter into contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

        Direct sales to investors or our stockholders may be accomplished through subscription offerings or through subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration.

        Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on NASDAQ, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

        In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C., Boston, Massachusetts. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Yield10 Bioscience, Inc. as of December 31, 2016 and for the year then ended, incorporated in this Prospectus by reference from the Yield10 Bioscience, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov , or on our website at http://www.yield10bio.com/ under the "Investors" link. Information contained on our website is not part of this prospectus.

        This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may:

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  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

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  obtain a copy of this prospectus from the SEC upon payment of the fees prescribed by the SEC; or

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  obtain a copy of this prospectus from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. The documents we are incorporating by reference as of their respective dates of filing are:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

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  The description of our common stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on November 6, 2006, including any amendments or reports filed for the purpose of updating the description.

        All documents and reports filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference other than exhibits, unless such exhibits are specifically incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Investor Relations
Yield10 Bioscience, Inc.
19 Presidential Way
Woburn, Massachusetts 01801
(617) 583-1700

        You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.